Exhibit 10.2 CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. MASTER REPURCHASE AGREEMENT Dated as of January 9, 2025 by and between REFT Charles Street LLC, as Seller, and CITIBANK, N.A., as Buyer

i TABLE OF CONTENTS Page ARTICLE 1 APPLICABILITY ...................................................................................................... 1 ARTICLE 2 DEFINITIONS ........................................................................................................... 1 ARTICLE 3 ................................................................................................................................... 31 ARTICLE 4 MARGIN MAINTENANCE ................................................................................... 44 ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT ............................................................ 46 ARTICLE 6 SECURITY INTEREST .......................................................................................... 53 ARTICLE 7 TRANSFER AND CUSTODY ................................................................................ 55 ARTICLE 8 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS ........................................................................................................................................ 55 ARTICLE 9 REPRESENTATIONS AND WARRANTIES ........................................................ 56 ARTICLE 10 NEGATIVE COVENANTS OF SELLER ............................................................ 63 ARTICLE 11 AFFIRMATIVE COVENANTS OF SELLER ...................................................... 64 ARTICLE 12 SINGLE PURPOSE ENTITY ............................................................................... 69 ARTICLE 13 EVENTS OF DEFAULT; REMEDIES; SET-OFF ............................................... 72 ARTICLE 14 SINGLE AGREEMENT ........................................................................................ 78 ARTICLE 15 RECORDING OF COMMUNICATIONS ............................................................ 79 ARTICLE 16 NOTICES AND OTHER COMMUNICATIONS ................................................. 79 ARTICLE 17 ENTIRE AGREEMENT; SEVERABILITY ......................................................... 79 ARTICLE 18 NON-ASSIGNABILITY ....................................................................................... 80 ARTICLE 19 GOVERNING LAW .............................................................................................. 81 ARTICLE 20 NO WAIVERS, ETC. ............................................................................................ 81 ARTICLE 21 INTENT ................................................................................................................. 81 ARTICLE 22 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS .......... 83 ARTICLE 23 CONSENT TO JURISDICTION; WAIVERS ...................................................... 83 ARTICLE 24 NO RELIANCE ..................................................................................................... 84 ARTICLE 25 INDEMNITY AND EXPENSES........................................................................... 85 ARTICLE 26 DUE DILIGENCE ................................................................................................. 86 ARTICLE 27 SERVICING .......................................................................................................... 87 ARTICLE 28 MISCELLANEOUS .............................................................................................. 89 ARTICLE 29 CONVERSION ...................................................................................................... 91 EXHIBITS

-ii- Exhibit I Exhibit II Exhibit III Exhibit IV Exhibit V Exhibit VI Exhibit VII Exhibit VIII Exhibit IX Exhibit X (A) Names and Addresses for Communications Form of Transaction Request Form of Confirmation Statement Authorized Representatives of Seller Form of Power of Attorney Form of Covenant Compliance Certificate Due Diligence Checklist Form of Margin Call Notice [Reserved] Representations and Warranties Regarding Each Individual Purchased Asset Consisting of a Whole Loan Exhibit X (B)Representations and Warranties Regarding Each Individual Purchased Asset Consisting of a Senior Interest Exhibit X (C)Representations and Warranties Regarding Each Individual Purchased Asset Consisting of a Mezzanine Loan Exhibit X (D) Representations and Warranties Regarding Each Individual Pledged Asset Evidencing Interest in an REO Property Exhibit XI Pre-Approved Appraisers

1 MASTER REPURCHASE AGREEMENT MASTER REPURCHASE AGREEMENT, dated as of January 9, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between REFT Charles Street LLC, a Delaware limited liability company (“Seller”), and CITIBANK, N.A., a national banking association (including any successor thereto and any other Person that shall become a party hereto pursuant to Article 18(b) hereof, “Buyer”). ARTICLE 1 APPLICABILITY Subject to the terms of the Transaction Documents, from time to time the parties hereto may enter into transactions in which Seller will sell to Buyer, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”), on a servicing released basis, against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction, including any and all Future Funding Advance Draws (as defined herein) and Margin Excess Advances (as defined herein) related thereto, shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Buyer, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits, schedules or annexes identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Buyer to engage in Transactions, but sets forth the requirements under which Buyer would consider entering into Transactions from time to time. At no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer. Any commitment to enter into a Transaction shall be subject to Buyer’s sole discretion, shall be evidenced by Buyer’s delivery of a Confirmation pursuant to Article 3(c)(ii) and shall be subject to satisfaction of all terms and conditions of this Agreement. ARTICLE 2 DEFINITIONS The following capitalized terms shall have the respective meanings set forth below. “Accelerated Repurchase Date” shall have the meaning specified in Article 13(b)(i). “Accepted Servicing Practices”, with respect to any Purchased Asset, shall have the meaning set forth in the Servicing Agreement or, if not defined therein, shall mean those commercial mortgage loan servicing practices of prudent commercial mortgage lending institutions that service commercial mortgage loans of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located. “Account Bank” shall mean JPMorgan Chase Bank, N.A. or any successor selected by Seller and approved by Buyer in its sole discretion.

-2- “Account Control Agreement” shall mean that certain Servicer Notice and Irrevocable Instruction Letter, dated as of the Closing Date, among Buyer, Seller and Servicer with respect to the Collection Account, as the same may be amended, modified, and/or restated from time to time, and/or any replacement agreement pursuant to Article 9-104 of the UCC. “Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief, or, in the case of a petition not initiated by, on behalf of or with the consent of Seller, is not dismissed or stayed within sixty (60) days; (b) the seeking of or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making of a general assignment for the benefit of creditors; or (e) the admission in a legal proceeding or in writing by such Person of its inability generally to pay its debts or discharge its obligations as they become due or mature (including without limitation, its obligations under any Transaction Documents). “Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person. “Agreement” shall have the meaning specified in the introductory paragraph hereof. “Alternate Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate of interest of the applicable Benchmark Replacement, determined by Buyer for such Pricing Rate Period, plus the Applicable Spread. “Alternate Rate Transaction” shall mean a Transaction at such time as the Pricing Rate therefor is equal to a per annum floating rate of interest equal to the Alternate Rate. “Anti-Corruption Laws” shall mean, collectively, (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and any other applicable anti-bribery and corruption laws, regulations or ordinances in any jurisdiction in which any Party or its Subsidiaries or their respective Related Parties is located or doing business and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws. “Anti-Money Laundering Laws” shall mean, collectively, (i) all laws, rules, regulations and guidelines concerning or relating to money laundering, terrorism financing, predicate crimes to money laundering or financial record keeping and reporting requirements related thereto that are issued, administered and/or enforced by any Governmental Authority in any jurisdiction in which any Party or any of its Subsidiaries or their respective Related Parties are located or are doing business and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws. “Applicable Spread” shall have the meaning specified in the Fee Letter.

-3- “Appraisal” shall mean a FIRREA compliant appraisal of the related Mortgaged Property from a third party appraiser, containing reliance language reasonably acceptable to Buyer and in form and substance reasonably satisfactory to Buyer. “Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement. “Assets” shall have the meaning specified in Article 1. “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage. “B-Note” shall mean a Mortgage Note evidencing a junior position in a Mortgage Loan. “Bailee Agreement” shall have the meaning specified in the Custodial Agreement. “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute. “Benchmark” shall mean, (i) initially, the Term SOFR Reference Rate; and (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the applicable Benchmark Replacement. “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided that, such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than zero. “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the

-4- applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time; provided that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right. “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non- alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date. “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such

-5- component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or (3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. “Benchmark Unavailability Period” shall mean, unless and until a Benchmark Replacement is implemented with respect to the then-current Benchmark pursuant to Article 3(g)(i) (rather than pursuant to Article 3(g)(iii)), each (if any) Pricing Rate Period for which the Buyer determines that (a) adequate and reasonable means do not exist for ascertaining the component of the Pricing Rate based on Term SOFR (or the then-current Benchmark if a Transaction is then an Alternate Rate Transaction) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use the then-current Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period. “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required for any Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “Benefit Plan Investor” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to part 4, any plan (within the meaning of Section 4975 of the Code) to which Section 4975 of Title 26 applies, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. “Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law, regulation or executive order to be closed. “Buyer” shall have the meaning specified in the introductory paragraph hereof. “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member

-6- or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing. “Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date. “Cause” shall mean, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Manager’s duties under the applicable organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of “Independent Manager” set forth in this Agreement. “Change of Control” shall have the meaning specified in the Fee Letter. “Closing Date” shall mean January 9, 2025. “Collateral” shall have the meaning specified in Article 6(a). “Collection Account” shall have the meaning specified in Article 5(d). “Concentration Limits” shall have the meaning specified in the Fee Letter. “Confidential Information” shall have the meaning specified in Article 28(j). “Confirmation” shall mean a confirmation statement substantially in the form of Exhibit III hereto, as the same may be amended, modified and/or restated from time to time. “Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Pricing Rate Determination Date,” “Pricing Rate Period,” “Remittance Date,” and “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative or operational matters) that Buyer determines may be appropriate or necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

-7- “Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off- Balance Sheet Rules defined below), (b) obligations, including Guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person and (iii) reasonable and customary “bad boy” acts agreed to by such person (as guarantor thereunder) in connection with a mortgage loan or mezzanine loan transaction, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing which is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” shall mean the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34- 47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249). “Control” shall mean, with respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings. “Covered Taxes” shall mean any Taxes imposed on or with respect to any payment made by or on account of Seller under any Transaction Document, excluding (a) branch profits Taxes, franchise Taxes or any Taxes imposed on or measured by net income (however denominated), in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any and all U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an applicable interest in a Transaction pursuant to a law that is in effect on the date on which Buyer

-8- acquires such interest in the Transaction, except in each case to the extent that, pursuant to Article 5(k), amounts with respect to such Taxes were payable to such Buyer’s assignor immediately before such Buyer became a party hereto, (c) any Taxes attributable to such Buyer’s failure to comply with Article 5(k)(v), (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) U.S. federal backup withholding Taxes. “Credit Event” shall have the meaning specified in the Fee Letter. “Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement. “Custodial Delivery” shall mean compliance by Seller with the delivery obligations set forth in the Custodial Agreement. “Custodian” shall mean Computershare Trust Company, N.A. or any successor custodian appointed by Buyer with, so long as no Default or Event of Default has occurred and is continuing, the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed). “Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default. “Defaulted Asset” shall mean any Purchased Asset with respect to which a Purchased Asset Event of Default has occurred. “Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended. “Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Division” shall mean the division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act. “Dollars” and “$” shall mean freely transferable lawful money of the United States of America. “Due Diligence Checklist” shall mean, with respect to any Eligible Asset, the due diligence materials set forth on Exhibit VII hereto, in the case of each item, to the extent applicable. “Due Diligence Package” shall mean, with respect to any Eligible Asset, (a) the items on the Due Diligence Checklist, in the case of each item, to the extent applicable, (b) the Requested Exceptions Report and (c) such other documents or information as Buyer or its counsel shall reasonably deem necessary. “Early Repurchase” shall mean the repurchase of a Purchased Asset as described in Article 3(d).

-9- “Early Repurchase Date” shall have the meaning specified in Article 3(d). “Effective Date” shall mean January 9, 2025. “Effective Purchase Price Percentage” shall mean, with respect to each Purchased Asset, the quotient of the outstanding Purchase Price divided by the outstanding principal balance of such Purchased Asset. “Eligibility Criteria” shall mean, with respect to any Eligible Asset, as of the Purchase Date, therefor: (i) the proposed Purchased Asset is (x) a Whole Loan, Senior Interest or Mezzanine Loan accruing interest at a floating rate based on the Benchmark or (y) a Pledged Asset reflecting beneficial ownership interest in Eligible REO Property following REO Conversion in accordance with the terms and conditions of this Agreement; (ii) no default or event of default under and as such terms are defined in the related Purchased Asset Documents has occurred and is continuing as of the Purchase Date; (iii) the Purchase Price LTV of the proposed Purchased Asset will not exceed the Maximum Purchase Price LTV; (iv) the Mortgaged Property LTV of the proposed Purchased Asset will not exceed the Mortgaged Property LTV Threshold; (v) the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years; (vi) such Purchased Asset requires interest rate caps for the duration of the initial term and replacement interest rate caps to exercise extensions; and (vii) if such Purchased Asset is a newly constructed Mortgaged Property, such Purchased Asset requires a certificate of occupancy or a temporary certificate of occupancy (provided substantial completion without a temporary certificate of occupancy may be acceptable to Buyer in its sole discretion). “Eligible Asset” shall mean any floating-rate Whole Loan, Senior Interest or Mezzanine Loan: (viii) that is approved by Buyer in its sole discretion as of the Purchase Date; (ix) with respect to which, upon such Eligible Asset becoming a Purchased Asset or a Pledged Asset, as applicable, the applicable representations and warranties set forth in Exhibit X to this Agreement are true and correct in all material respects except to the extent disclosed in a Requested Exceptions Report approved by Buyer, as evidenced by Buyer’s execution of a Confirmation with respect thereto;

-10- (x) which, in the case of a Whole Loan or Senior Interest, is secured by stabilized or unstabilized Eligible Property and is not a loan secured by land, a construction loan or standalone subordinate debt (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly or indirectly own stabilized or unstabilized Eligible Property and is not a loan secured by land, a construction loan or standalone subordinate debt); (xi) that satisfies the Eligibility Criteria as of the relevant Purchase Date as determined by Buyer in its sole discretion (except to the extent waived by Buyer as of the Purchase Date); (xii) with respect to which the Related Purchased Asset, if any, is a Purchased Asset; and (xiii) with respect to which in the case of a Whole Loan and a related Mezzanine Loan, taken together, the Purchase Price for the Whole Loan and the Mezzanine Loan does not exceed the aggregate unpaid principal balance of the Whole Loan. Once an Eligible Asset is proposed by Seller and determined to be acceptable for a Transaction by Buyer and becomes a Purchased Asset on a Purchase Date, such Purchased Asset shall be treated as a Purchased Asset for all purposes of this Agreement and shall be subject to all provisions of this Agreement related to Purchased Assets in the same manner as all other Purchased Assets. “Eligible Participation Interest” shall mean an interest in a Whole Loan as identified by Seller to Buyer from time to time (xiv) which represents a controlling position in such Purchased Asset as reasonably determined by Buyer (unless control is held by the companion participation interest which is not a Purchased Asset in which event Guarantor or a Subsidiary of Guarantor shall own or control the controlling position in such Purchased Asset); (xv) which is senior to or pari passu with all other interests in such Purchased Asset; and (xvi) which is issued pursuant to a participation agreement acceptable to Buyer in its sole discretion and is represented by a physical participation certificate which is held by Custodian pursuant to the Custodial Agreement. Once an Eligible Participation Interest is proposed by Seller and determined to be acceptable for a Transaction by Buyer and becomes a Purchased Asset that is a Senior Interest on a Purchase Date, such Purchased Asset shall be treated as a Purchased Asset for all purposes of this Agreement and shall be subject to all provisions of this Agreement related to Purchased Assets in the same manner as all other Purchased Assets. “Eligible Property” shall mean multi-family, hospitality or commercial (including office, retail, industrial or self-storage) property in the United States of America or any other type of property acceptable to Buyer in its sole discretion.

-11- “Eligible REO Property” shall mean the following eligibility requirements shall be satisfied: (xvii) such REO Property previously constituted an Eligible Property; (xviii) such REO Property previously secured an Eligible Asset; (xix) each of the representations and warranties in sub-part D of Exhibit X are true and correct in all material respects (other than as reflected in a Requested Exceptions Report approved by Buyer in accordance with this Agreement); (xx) the related Purchased Asset File contains all required Custodial Asset Documents (as defined in the Custodial Agreement); (xxi) an Appraisal that is dated no earlier than one-hundred eighty (180) days prior to the related REO Conversion Date shall have been delivered to, or, at Buyer’s election, obtained by, Buyer at Seller’s sole cost and expense, not less than sixty (60) days prior to such REO Conversion Date; (xxii) the legal title to such REO Property shall be held by a special purpose entity (“REO Subsidiary”) that is wholly owned by Seller and that is otherwise consistent with the Change of Control definition; (xxiii) the ownership interest in the REO Subsidiary shall, on or prior to the REO Conversion Date, have been pledged to Buyer pursuant to a Pledge Agreement (REO Subsidiary) substantially similar to the Pledge Agreement (Seller); (xxiv) the REO Property shall be insured by an ALTA owner’s title insurance policy, or its equivalent as adopted in the applicable jurisdiction, insuring REO Subsidiary together with its successors and assigns, subject only to the title exceptions included in the lender’s title insurance policy delivered in connection with the origination of the related Purchased Asset; (xxv) Buyer shall have received an executed certificate from the secretary or assistant secretary of the REO Subsidiary, together with all applicable attachments, certifying that attached thereto are (i) true, correct and complete certificate of formation, including all amendments thereto, of REO Subsidiary, certified as of a recent date by the secretary of state of the state of its formation; (ii) true, correct and complete limited liability company agreement, including all amendments thereto, of REO Subsidiary, and (iii) true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the REO Subsidiary; and (xxvi) Buyer shall have received opinions of outside counsel to the Seller Parties reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability of the Pledge Agreement (REO Subsidiary) with respect to corporate matters with respect to the REO Subsidiary, grant and perfection of the security interest in the Capital Stock of the REO Subsidiary and any necessary updates to the Bankruptcy Code safe harbor opinion).

-12- “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which Seller is a member. “Event of Default” shall have the meaning specified in Article 13(a). “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended. “Exit Fee” shall have the meaning specified in the Fee Letter. “Exit Fee Side Letter” shall mean the side letter agreement, dated as of the date hereof, from Citigroup Global Markets, Inc. and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time. “Facility Amount” shall have the meaning specified in the Fee Letter. “Facility Availability Period Expiration Date” shall mean January 9, 2025 (or if such day is not a Business Day, the immediately succeeding Business Day), as such date may be extended by mutual agreement of Buyer and Seller or pursuant to Article 3(h). “FATCA” shall mean Internal Revenue Code sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code. “FDIA” shall have the meaning specified in Article 21(c). “FDICIA” shall have the meaning specified in Article 21(d). “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States. “Fee Letter” shall mean the letter agreement, dated as of the date hereof, from Buyer and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time. “Filings” shall have the meaning specified in Article 6(b).

-13- “Financial Statement Compliance Certificate” shall mean an officer’s certificate from Seller substantially in the form of Exhibit VI attached hereto. “FIRREA” shall mean the Financial Institutions, Reform, Recovery and Enforcement Act of 1989. “Foreclosure Event” shall mean, with respect to any Purchased Asset, the occurrence of each of the following: (i) the foreclosure by Seller on the related Mortgage Loan or the acceptance of a deed in lieu of foreclosure, assignment in lieu of foreclosure or similar action by Seller with respect to the Mortgage Loan and/or the Mortgagor has occurred and/or have been consummated and (ii) the related REO Subsidiary shall have taken title to the related Mortgaged Property securing the Mortgage Loan. “Funding Fee” shall have the meaning specified in the Fee Letter. “Future Funding Advance Draw” shall have the meaning specified in Article 3(e)(iii). “Future Funding Advance Draw Request” shall have the meaning specified in Article 3(e)(iii). “GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time. “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any applicable supra national bodies such as the European Union or the European Central Bank). “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit. “Guarantee” shall mean, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep- well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee was made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

-14- “Guarantor” shall mean Goldman Sachs Real Estate Finance Trust Inc., a Maryland corporation. “Guarantor Threshold” shall have the meaning specified in the Fee Letter. “Guaranty” shall mean the Guaranty, dated as of the date hereof, from Guarantor in favor of Buyer, as same may be amended, modified and/or restated from time to time. “Income” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, plus all proceeds from sale or other disposition of such Purchased Asset, but excluding all related escrow and reserve payments and all expense reimbursement payments, which shall be applied pursuant to the Servicing Agreement. For the avoidance of doubt, Income shall not include (i) origination fees and expense deposits paid in connection with the origination and closing of the Purchased Asset or (ii) if Servicer has the right to deduct fees or other amounts from such amounts collected by Servicer in accordance with the Servicing Agreement or the Servicer Letter, the amount of such fees and amounts. “Indebtedness” shall mean, for any Person, without duplication, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or assets or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property or assets of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (f) Indebtedness of others guaranteed by such Person to the extent of such guarantee; (g) all long-term payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person (including Capitalized Lease Obligations); (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) any other indebtedness of such Person by a note, bond, debenture or similar instrument. “Indemnified Amounts” and “Indemnified Parties” shall each have the meaning specified in Article 25(a). “Independent Manager” shall mean a natural Person who:

-15- (xxvii) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (a) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), other equity owner, manager (with the exception of serving as the Independent Manager of Seller or any Affiliate of Seller that does not own a direct or indirect ownership interest in Seller and that is required by a creditor to be a “special purpose entity”), attorney or counsel of any Seller Party or any Affiliate of any Seller Party; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of Seller) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (c) a Person Controlled, Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, creditor, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; and (xxviii)has (a) prior experience as an independent director or independent manager for a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (b) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Corporate Research, Ltd., National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors or independent managers, another nationally recognized company reasonably acceptable to Buyer, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition (including paragraph (a), by reason of being (or having been) the independent director or independent manager of a “special purpose entity” that is an Affiliate of Seller that does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. “Insolvency Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, receivership, insolvency,

-16- reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally. Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. “IRS” shall mean the United States Internal Revenue Service. “Junior Interest” shall mean (a) a junior interest in a Whole Loan (i) that is evidenced by a Junior Interest Note, (ii) that represents an undivided interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, and (iv) as to which there is no guaranty of payments to the holder of the Junior Interest Note or other form of credit support for such payments, or (b) a “B note” in an “A/B structure” in a Whole Loan. “Junior Interest Documents” shall mean, respect to any Purchased Asset that is a Junior Interest in a Mortgage Loan, those documents executed in connection with, evidencing or governing such Junior Interest in such Mortgage Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement. “Junior Interest Note” shall mean (a) the original executed promissory note, participation or other certificate or other tangible evidence of a Junior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion), and (c) the related original participation, co-lender and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof). “Knowledge” shall mean, whenever in this Agreement or any of the Transaction Documents, or in any document or certificate executed on behalf of any Person pursuant to the Transaction Documents, reference is made to the knowledge of any such Person (whether by use of the words “knowledge” or “know”), unless otherwise expressly specified, same shall mean (a) the actual knowledge of the individuals of such Person or its Affiliates who, in each case, have primary responsibility for any day-to-day decision making, or the legal, operational or financial affairs of such Person; or (b) with respect to any representations, warranties, certifications or statements with respect to any Purchased Asset or Pledged Asset, as applicable, the actual knowledge of those individuals in the foregoing clause (a) who have primary responsibility for the origination or acquisition, as applicable, underwriting, servicing or sale of such Purchased Asset or Pledged Asset, as applicable. Any derivatives of the word “Knowledge,” including, without limitation, “Know,” “Knew, “Known,” “Knowingly,” or otherwise shall have meanings correlative thereto. “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the

-17- filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing. “Manager” shall mean [***]. “Mandatory Early Repurchase Event” shall have the meaning specified in the Fee Letter. “Margin Call Notice” shall have the meaning specified in Article 4(a). “Margin Deficit” shall mean the sum of the following amounts determined by Buyer, as of any date of determination, with respect to any Purchased Asset, the amount by which the outstanding Purchase Price for such Purchased Asset must be reduced to cause the Purchase Price LTV to be reduced to the greater of (a) [***] and (b) the applicable Maximum Purchase Price LTV. Any Margin Deficit determined with respect to an REO Asset may only take into account any reduction in value of the Mortgaged Property as a result of facts and circumstance separate and distinct from those facts and circumstances directly related to the event of default under the Mortgage Loan that was extinguished on the related REO Conversion Date. “Margin Excess” shall mean, with respect to any Purchased Asset on any date of determination, the maximum amount by which the Purchase Price may be increased such that, after giving pro forma effect to such payment of Margin Excess, the Purchase Price LTV for such Purchased Asset continues to comply with the Maximum Purchase Price LTV of such Purchased Asset; provided that, if a Credit Event has occurred and is continuing with respect to the related Purchased Asset for which Margin Excess is being calculated, such calculation of available Margin Excess shall take into account the revised Purchase Price LTV, if any, determined by Buyer in accordance with the terms of this Agreement. “Margin Excess Advance” shall have the meaning specified in Article 3(e)(iv). “Margin Excess Request” shall have the meaning specified in Article 3(e)(iv). “Margin Threshold” shall have the meaning specified in the Fee Letter. “Market Value” shall have the meaning specified in the Fee Letter. “Material Action” shall mean, with respect to Seller, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have Seller be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against Seller, to file a petition seeking, or consent to, reorganization or relief with respect to Seller under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Seller or a substantial part of its property, to make any assignment for the benefit of creditors of Seller, to admit in a non- privileged writing or public forum, i.e. an earnings call, Seller’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

-18- “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets, or results of operations (or prospects) of the Seller Parties, taken as a whole, (b) the ability of any Seller Party to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Buyer under any of the Transaction Documents. “Maximum Purchase Price LTV” shall have the meaning specified in the Fee Letter. “Membership Interest Certificate” shall mean, with respect to any REO Subsidiary in possession of Eligible REO Property, the membership interest certificate issued by any REO Subsidiary in accordance with its constituent documents which evidences 100% of the Capital Stock of such REO Subsidiary “Mezzanine Borrower” shall mean the obligor on any applicable Mezzanine Note. “Mezzanine Loan” shall mean a mezzanine loan secured by pledges of 100% of the Capital Stock of the Mortgagor under a related Whole Loan which is a Purchased Asset. “Mezzanine Loan Documents” shall mean, respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement. “Mezzanine Note” shall mean the original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness. “Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in (subject to Permitted Encumbrances) an estate in fee simple in real property and the improvements thereon or a Ground Lease, securing a Mortgage Note or similar evidence of indebtedness. “Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Properties. “Mortgage Loan Documents” shall mean, with respect to any Purchased Asset that is a Mortgage Loan, the Mortgage Note, Mortgage and all other documents executed in connection with and/or evidencing or governing such Mortgage Loan, including, without limitation (a) those documents that are required to be delivered to Custodian under the Custodial Agreement. “Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage. “Mortgaged Property” shall mean, with respect to any Mortgage Loan, the mortgaged property securing such Mortgage Loan. “Mortgaged Property LTV” shall mean, with respect to any Purchased Asset, as of the related Purchase Date, a fraction (expressed as a percentage) (A) the numerator of which is the

-19- outstanding principal balance of such Purchased Asset and (B) the denominator of which is the “as-is” appraised value as identified on the most recent Appraisal(s) of the related Mortgaged Property or Mortgaged Properties. “Mortgaged Property LTV Threshold” shall have the meaning set forth in the Fee Letter. “Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage. “Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA. “Non-Recourse Indebtedness” shall mean Indebtedness of a Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Act of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or to a special purpose vehicle subsidiary of such Person whose only assets are such specific assets (solely to the extent that such special purpose vehicle is not subject to a substantive consolidation with such Person). “Non-U.S. Person” shall have the meaning specified in Article 5(k)(v)(b)(II). “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State. “Off-Balance Sheet Obligations” shall mean, with respect to any Person on any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so- called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Insolvency Laws, would be characterized as Indebtedness, (b) monetary obligations under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as Indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing). “Original Appraisal” shall have the meaning specified in Article 4(d)(ii). “Other Connection Taxes” shall mean Taxes imposed on Buyer as a result of a present or former connection between Buyer and the jurisdiction imposing such Tax (other than connections arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document or sold or assigned an interest in any Transaction or Transaction Document).

-20- “Other Taxes” shall have the meaning specified in Article 5(k)(ii). “Participant Register” shall have the meaning specified in Article 18(f). “Patriot Act” shall mean, collectively, (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015, and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws. “Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.” “Permitted Encumbrances” shall mean, with respect to any Purchased Asset (and any resulting Pledged Asset) (a) such liens, easements, rights and encumbrances as are permitted by the related Purchased Asset Documents and (b) Liens granted pursuant to the Transaction Documents or disclosed in any Requested Exceptions Report. “Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority. “Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan. “Pledge Agreement” shall mean individually and collectively, as the context may require, each of the Pledge Agreement (Seller) and each Pledge Agreement (REO Subsidiary). “Pledge Agreement (REO Subsidiary)” shall mean each pledge and security agreement made by Seller in favor of Buyer with respect to Seller’s interest in the Capital Stock of an REO Subsidiary from time to time. “Pledge Agreement (Seller)” shall mean that certain Pledge Agreement, dated as of the Closing Date, made by Pledgor in favor of Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Pledged Asset” shall mean each Membership Interest Certificate pledged by Seller to Buyer. “Pledged Asset Assigned Value” shall mean, for each REO Subsidiary, the assigned value of the related REO Property owned by each such REO Subsidiary, which for purposes of this definition shall be deemed to be equal to the Purchase Price of the related Purchased Asset as of

-21- the time immediately preceding the REO Conversion Date, after giving effect to any payments made by Seller to Buyer pursuant to Article 29(c). “Pledgor” shall mean REFT Pledgor LLC, a Delaware limited liability company. “Pre-Approved Appraiser” shall mean the appraisal firms set forth on Exhibit XI or other appraisal firms approved by Buyer from time to time in writing. “Pre-Purchase Legal/Due Diligence Review Fee” shall mean a non-refundable fee payable by Seller to Buyer, in the amount of Buyer’s reasonable attorneys’ fees and disbursements of outside counsel in connection with each proposed Purchased Asset to be subject to a Transaction. “Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to the sum of (i) the Benchmark plus (ii) the Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset or Pledged Asset, as applicable. The Benchmark (or the Benchmark portion of the Pricing Rate) shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation, as provided in Article 3(g) and Article 3(i) of this Agreement) or the related Confirmation. “Pricing Rate Determination Date” shall mean, (a) with respect to any SOFR Based Transaction, the Periodic Term SOFR Determination Day with respect to such Pricing Rate Period and (b) with respect to any Transaction that is not a SOFR Based Transaction, (i) if the component of the Pricing Rate based on Term SOFR (or the then-current Benchmark if the Transaction is then an Alternate Rate Transaction) is replaced with the Prime Index Rate pursuant to Article 3(g)(iii) hereof, the date that is two (2) Business Days prior to the commencement date of such Pricing Rate Period, or (ii) if the Transaction is an Alternate Rate Transaction, the date and time determined by Buyer in accordance with the Conforming Changes. “Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date, (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset or Pledged Asset, as applicable end subsequent to the scheduled Repurchase Date for such Purchased Asset or Pledged Asset, as applicable. “Prime Index Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime rate” for the U.S. If more than one such “Prime rate” is published in The Wall Street Journal for a day, the average of such “Prime rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime rate” for the U.S., Buyer shall select an equivalent publication that publishes such “Prime rate,” and if such “Prime rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Buyer shall select a comparable interest rate index. Notwithstanding the foregoing, in no event will the Prime Index Rate be deemed to be less than zero.

-22- “Prime Rate” shall mean, with respect to each Pricing Rate Period, an amount equal to the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread; provided, however, that such rate shall not be less than the Applicable Spread for each Transaction. “Prime Rate Spread” shall mean the difference (expressed as the number of basis points, and which may be a positive or negative value or zero) between (a) the arithmetic mean of Term SOFR (or the applicable Benchmark Replacement) plus the Applicable Spread calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction and (b) the arithmetic mean of the Prime Index Rate calculated over the ninety (90) day period prior to the date Term SOFR (or such Benchmark Replacement) was last applicable to a Transaction. “Prime Rate Transaction” shall mean a Transaction at such time as the Pricing Rate therefor is equal to the Prime Rate. “Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or applied by Seller or its designated agent or Servicer as a payment or prepayment of principal in respect thereof, including, for the avoidance of doubt, any scheduled amortization payments. “Prohibited Transferee” shall have the meaning specified in the Fee Letter. “Purchase Date” shall mean, (a) with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder and (b) with respect to any Pledged Asset, the REO Conversion Date. “Purchase Price” shall mean, with respect to any Purchased Asset, (a) as of the related Purchase Date, (i) the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, which shall be an amount equal to the product of (A) the Purchase Price Percentage for such Purchased Asset multiplied by (B) the lesser of (x) the unpaid principal balance of such Purchased Asset (without inclusion of any future funding obligation thereunder) and (y) the Market Value of such Purchased Asset, and (b) as of any other date of determination, the amount determined as of the Purchase Date pursuant to the preceding clause (a) for such Purchased Asset, reduced by (i) any amount of any Margin Deficit transferred by Seller to Buyer pursuant to Article 4 of this Agreement with respect to such Purchased Asset and applied to reduce the Purchase Price for such Purchased Asset, (ii) the portion of any Principal Payments applied as principal to the Purchase Price of such Purchased Asset by Buyer pursuant to Articles 5(f) and 5(g) of this Agreement, and (iii) any other payments made by or on behalf of Seller and applied by Buyer to reduce the outstanding Purchase Price, including any such payments pursuant to Article 3(d) of this Agreement or such applications by Buyer pursuant to Article 13(b)(ii)(D) of this Agreement, for such Purchased Asset in accordance with the Transaction Documents, and increased by any amounts constituting Future Funding Advance Draws or Margin Excess Advances paid to Seller with respect to such Purchased Asset pursuant to Article 3(e)(iii) or 3(e)(iv) of this Agreement, respectively and (B) with respect to any Pledged Asset, the Purchase Price as defined above on and as of the related REO Conversion Date after giving effect to Article 29(c).

-23- “Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset). “Purchase Price LTV” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the outstanding Purchase Price of the Purchased Asset, and (B) the denominator of which is the “as-is” value of the related Mortgaged Property or Mortgaged Properties as determined by Buyer in its commercially reasonable discretion. “Purchase Price Percentage” shall have the meaning specified in the Fee Letter. “Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset, and any related rights, interests or claims of any kind with respect to such Eligible Asset sold by Seller to Buyer in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller), in the case of each of sub-clauses (a) and (b) above, including to the extent related to the Purchased Assets, all of Seller’s right, title and interest in and to: (xxix) the Purchased Asset Documents; (xxx) the Servicing Rights; (xxxi) the Servicing Agreement; (xxxii) the Servicing Records; (xxxiii)mortgage guaranties, mortgage insurance, insurance policies, insurance certificates, insurance claims, insurance proceeds, collection and escrow accounts, letters of credit, forward trades and take out commitments; (xxxiv)the outstanding principal balances of the Purchased Assets, not just the amount advanced by Buyer to Seller in respect of the Purchase Price of such Purchased Asset; (xxxv) Income paid or payable in connection with such Purchased Asset during the time such Purchased Asset is subject to a Transaction, until such Purchased Asset is repurchased by Seller hereunder; (xxxvi)indemnities, warranties or other credit support or enhancement; (xxxvii) all related pledged collateral; and (xxxviii) all supporting obligations of any kind.

-24- Any Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset. “Purchased Asset Documents” shall mean, with respect to any Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset, including, without limitation any Mortgage Loan Documents, Senior Interest Documents, Junior Interest Documents, and Mezzanine Loan Documents, as applicable. “Purchased Asset Event of Default” shall mean for any Purchased Asset, the occurrence and continuance of an “Event of Default” (including a maturity default) as defined in the Purchased Asset Documents for such Purchased Asset; provided that, notwithstanding anything herein or in the Purchased Asset Documents to the contrary, if a Purchased Asset Event of Default occurs with respect to a Purchased Asset (subject to the expiration of any applicable notice, cure or grace periods, including any cure rights under any co-lender or intercreditor agreement [***] which is a Mezzanine Loan (and so long as the related lender for such Mezzanine Loan services the related debt service of the Whole Loan or Senior Interest secured by the same Mortgaged Property), then a Purchased Asset Event of Default shall be deemed to occur with respect to any Purchased Asset in the form of a Whole Loan or Senior Interest secured by the same Mortgaged Property that indirectly secures such Mezzanine Loan. “Purchased Asset File” shall mean the Purchased Asset Documents, as specified as the “Purchased Asset File” with respect to each Purchased Asset in the Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) for inclusion in the Purchased Asset File for such Purchased Asset pursuant to this Agreement and/or the Custodial Agreement. “Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: (xxxix)the Purchased Assets; (xl) any related additional Collateral, including any Pledged Assets; (xli) the Purchased Asset Documents, the Servicing Rights, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets; (xlii) all related forward trades and takeout commitments placed on the Purchased Assets; (xliii) all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets; (xliv) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

-25- (xlv) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing. “Qualified Transferee” shall mean any of the following Persons: (a) a bank, financial institution, investment company, investment fund, investment manager, investment bank, hedge fund, money manager, real estate investment trust, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firms, mutual fund, governmental entity or plan, or similar Person or an Affiliate of any of the foregoing, provided, that, in all instances such Person has (A) total assets (in name or under management) in excess of [***] and (B) capital/statutory surplus or shareholder’s equity in excess of [***] (b) any Affiliate of Buyer, and (c) any other Person to which Seller has consented, in each case, provided that such Person is not a Prohibited Transferee. “Qualified Transferee Requirements” shall mean any requirement under any Purchased Asset Document that the holder or the transferee of the related Purchased Asset be a qualified or eligible transferee, qualified institutional lender or qualified or eligible lender (however defined). “Register” shall have the meaning specified in Article 18(e). “Related Credit Enhancement” shall have the meaning specified in Article 6(a). “Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Related Purchased Asset” shall mean (i) with respect to any Whole Loan or Senior Interest which is a Purchased Asset, any Mezzanine Loan related to such Whole Loan or Senior Interest and (ii) with respect to any Mezzanine Loan which is a Purchased Asset, the related Whole Loan or Senior Interest. “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to in writing by Seller and Buyer. “REO Conversion” shall have the meaning specified in Article 29(a). “REO Deed” shall mean the legal document or instrument required by the law of the jurisdiction in which the REO Property is located evidencing the fee interest of the REO Subsidiary in the REO Property. “REO Property” shall mean any Mortgaged Property made subject to an REO Conversion.

-26- “REO Subsidiary” shall have the meaning specified in clause (vi) of the “Eligible REO Property” definition. “Representatives” shall have the meaning specified in Article 28(j). “Repurchase Date” shall mean, with respect to any Purchased Asset or Pledged Asset, as applicable, the earliest to occur of (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day (and if such date is the maturity date of the particular Purchased Asset, as may be extended pursuant to Article 3(d)(iii) or Article 29), as applicable; (b) the date that is two (2) Business Days prior to the maturity date of such Purchased Asset or, in the case of a Senior Interest, the maturity date of the Whole Loan (as same may be extended pursuant to the Purchased Asset Documents or Article 3(d)(iii) or Article 29, as applicable); provided, that, solely with respect to clause (b), the settlement with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days later; (c) the Stated Termination Date; (d) any Early Repurchase Date with respect to such Purchased Asset or Pledged Asset; (e) the date set forth in Article 3(i)(1)(B); or (f) the Accelerated Repurchase Date. “Repurchase Obligations” shall have the meaning specified in Article 6(a). “Repurchase Price” shall mean, with respect to any Purchased Asset or Pledged Asset, as applicable as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset or Pledged Asset, as applicable is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of (i) the outstanding Purchase Price of such Purchased Asset or Pledged Asset, as applicable and as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset or Pledged Asset, as applicable and as of such date; (iii) all accrued and unpaid costs and expenses (including, without limitation, the out-of-pocket fees and expenses of outside counsel actually incurred) of Buyer relating to such Purchased Asset or Pledged Asset, as applicable; (iv) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of the Transaction Documents as of such date (including, without limitation, any amount payable pursuant to Article 3(f) or any Exit Fee payable pursuant to the Fee Letter), and (v) any Indemnified Amounts due and owing by Seller to Buyer and its Affiliates pursuant to Article 25(a) prior to the Repurchase Date (provided, that, for purposes of including any Indemnified Amounts in “Repurchase Price”, such Indemnified Amounts shall be determined in a commercially reasonable basis). “Requested Exceptions Report” shall mean, with respect to any proposed Purchased Asset, a list delivered to Buyer as part of the Due Diligence Package containing any and all exceptions to the representations and warranties and any other Eligibility Criteria contained in this Agreement applicable to such proposed Purchased Asset (or that will be applicable to such proposed Purchased Asset if it becomes a Purchased Asset). A Requested Exceptions Report shall be deemed approved by Buyer in writing upon Buyer’s execution of a Confirmation with respect to the related Purchased Asset. “Required Payment Time” shall mean the tenth (10th) Business Day following the Business Day on which either (x) Buyer delivers a Margin Call Notice or (y) Buyer delivers notice

-27- or Seller obtains Knowledge that a Mandatory Early Repurchase Event has occurred and is continuing. “Requirement of Law” shall mean, as of any date, any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect. “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto. “Sanctioned Person” (i) any Person that is the subject or target of Sanctions; (ii) any Person that is located, organized or resident in countries, regions or territories that are the target of any territorial or country-based Sanctions program; or (iii) any Person controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) a Person described in clause (i) or (ii). “Sanction” or “Sanctions” shall mean individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and antiterrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties. “Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority. “SEC” shall have the meaning specified in Article 22(a). “Securities Act” shall mean the Securities Act of 1933, as amended. “Seller” shall have the meaning specified in the introductory paragraph hereof. “Seller Party” shall mean, collectively or individually, as the context may require, Seller, Guarantor and any REO Subsidiary. “Seller Threshold” shall have the meaning specified in the Fee Letter. “Seller’s Dispute Appraisal” shall have the meaning specified in Article 4(d)(ii). “Senior Interest” shall mean (a) a senior or pari passu participation interest in a Whole Loan (including Eligible Participation Interests) (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, and (iv) as to which there is no

-28- guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments, or (b) an “A note” in an “A/B structure” in a Whole Loan. “Senior Interest Documents” shall mean, respect to any Purchased Asset that is a Senior Interest in a Mortgage Loan, those documents executed in connection with, evidencing or governing such Senior Interest in such Mortgage Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement. “Senior Interest Note” shall mean (a) the original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion), and (c) the related original participation, co-lender and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof). “Servicer” shall mean (i) Trimont LLC or (ii) any other third-party servicer that services mortgage loans and mezzanine loans of a similar type to the Eligible Assets that is approved by Buyer in its reasonable discretion. “Servicer Account” shall mean the account maintained by the Servicer pursuant the Servicing Agreement into which Income with respect to the Purchased Assets is deposited in accordance with the Servicing Agreement. “Servicer Letter” shall have the meaning specified in Article 27(e). “Servicing Agreement” shall mean the Servicing and Asset Management Agreement, dated as of August 7, 2024, by and among the Servicer and Seller, as same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement is acceptable to Buyer in its reasonable discretion. “Servicing Records” shall have the meaning specified in Article 27(f). “Servicing Rights” shall mean rights of any Person, to administer, service or subservice the Purchased Assets or to possess related Servicing Records. “Significant Modification” shall mean: [***] “Similar Law” shall mean any law or restriction substantially similar to Title I of ERISA or Section 4975 of the Code. “SIPA” shall have the meaning specified in Article 22(a). “SOFR” shall mean the secured overnight financing rate as administered by the SOFR Administrator.

-29- “SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Based Transaction” shall mean a Transaction for which the Pricing Rate is equal to the SOFR Rate. “SOFR Rate” shall mean the sum of (i) Term SOFR applicable to such Pricing Rate Period and (ii) the Applicable Spread. “Stated Termination Date” shall mean the earlier to occur of (i) to the extent no Term Out Period is exercised by Seller in accordance with all requirements of Article 3(h), the Facility Availability Period Expiration Date, (ii) to the extent any Term Out Period is exercised by Seller in accordance with all requirements of Article 3(h), the Repurchase Date of the last remaining Purchased Asset or Pledged Asset, as applicable subject to a Transaction and (iii) the Accelerated Repurchase Date. “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which at least a majority of the shares of stock or other ownership interests having by the terms thereof ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller. “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Out Period” shall mean, to the extent exercised by Seller pursuant to Article 3(h), a period commencing following the end of the Facility Availability Period Expiration Date and ending on the earlier to occur of the events described in clauses (ii) and (iii) of the definition of “Stated Termination Date”. “Term SOFR” shall mean, with respect to each Pricing Rate Period, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities

-30- Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero. “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion. “Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at http s: //www .cmegroup. com/market-data/cme - group-benchmark-administrationZterm-sofr.html or any successor source. “Transaction” shall have the meaning specified in Article 1. “Transaction Documents” shall mean, collectively, this Agreement, the Fee Letter, the Exit Fee Side Letter, the Guaranty, each Pledge Agreement, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Account Control Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, all other documents executed in connection with this Agreement or any Transaction and all exhibits, annexes, schedules and other attachments to any of the foregoing, in each case, as such document may be amended, modified and/or restated from time to time. “Transaction Request” shall mean a transaction request substantially in the form of Exhibit II hereto. “Transfer” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s assets, or any direct or indirect interest therein to a third party (other than in connection with the transfer of a Purchased Asset or Pledged Asset, as applicable to Buyer in accordance herewith), including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer. “Treasury Regulations” shall mean applicable final or temporary regulations of the U.S. Department of the Treasury. “Trust Receipt” shall have the meaning specified in the Custodial Agreement. “UCC” shall have the meaning specified in Article 6(b). “UCC Filing Jurisdiction” shall mean, with respect to Seller, the State of Delaware. “UCC Financing Statement” shall have the meaning specified in Article 3(b)(i)(K). “Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or

-31- any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” shall have the meaning specified in Article 5(k)(v). “Volcker Rule” shall have the meaning specified in Article 9(w). “Whole Loan” shall mean a commercial real estate whole loan made to the related underlying obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest, the Whole Loan in which Seller owns a Senior Interest, and (B) with respect to any Mezzanine Loan, the Whole Loan made to the Mortgagor or Affiliate of such Mortgagor whose equity interests, directly or indirectly, secure such Mezzanine Loan. The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. In addition, with respect to any Transaction Document, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be subject in all cases to the implied covenant of good faith and fair dealing. ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; FEES (a) Initiation and Confirmation. (i) On or after the Effective Date but prior to the Facility Availability Period Expiration Date, Seller may, from time to time request that Buyer enter into a Transaction with respect to a proposed Purchased Asset by delivering to Buyer a Transaction Request and Due Diligence Package. Buyer shall have the right to request such additional diligence materials with respect to a proposed Purchased Asset (and/or with respect to a Senior Interest or Mezzanine Loan, the related Whole Loan) as Buyer deems necessary in its sole discretion. Buyer shall use commercially reasonable efforts to, within ten (10) Business Days after receipt of a Transaction Request, Due Diligence Package and additionally requested diligence materials, (i)(A)

-32- complete its due diligence review of the proposed Purchased Asset and (B) receive an internal credit decision with respect to the proposed Transaction and (ii) upon completion of the conditions in the preceding clause, (A) notify Seller that the proposed Transaction is approved by delivering to Seller a duly completed Confirmation executed by Buyer or (B) notify Seller that the proposed Transaction is disapproved; provided that Buyer’s decision to approve any Transaction shall be made in Buyer’s sole and absolute discretion. Upon receipt of a completed Confirmation executed by Buyer, Seller may evidence its agreement to proceed with the proposed Transaction by promptly returning to Buyer a counter-executed Confirmation. Unless Buyer and Seller agree otherwise in writing, Buyer’s failure to respond to Seller within the time period set forth in the second preceding sentence shall be deemed disapproval of Seller’s request to enter into a proposed Transaction. For the avoidance of doubt, Seller acknowledges that at no time shall Buyer be obligated to agree to purchase or effect the transfer of any asset proposed by Seller. (i) Upon the satisfaction or waiver of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the proposed Purchased Asset shall be transferred to Buyer on a servicing released basis and as specified in Article 7(a). (ii) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. (b) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction is subject to the satisfaction (which, for the avoidance of doubt, may be evidenced by, among other things, Buyer’s funding of the initial Transaction), immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent: (i) Delivery of Documents. The following documents, shall have been delivered to Buyer: (A) this Agreement, duly completed and executed by each of the parties hereto; (B) the Fee Letter, duly completed and executed by each of the parties thereto; (C) the Exit Fee Side Letter, duly completed and executed by each of the parties thereto; (D) the Pledge Agreement (Seller), duly completed and executed by each of the parties thereto; (E) if any, the Pledge Agreement (REO Subsidiary), duly completed and executed by each of the parties thereto; (F) the Custodial Agreement, duly completed and executed by each of the parties thereto;

-33- (G) the Guaranty, duly completed and executed by each of the parties thereto; (H) the Servicing Agreement, duly completed and executed by each of the parties thereto; (I) the Servicer Letter, duly completed and executed by each of the parties thereto; (J) the Account Control Agreement, duly completed and executed by each of the parties thereto; (K) any and all consents and waivers applicable to Seller; (L) a power of attorney from Seller substantially in the form of Exhibit V hereto, duly completed and executed; (M) a UCC financing statement for filing in the UCC Filing Jurisdiction of Seller, naming Seller as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” “all assets of the debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof’ (the “UCC Financing Statement”), together with any other documents necessary or reasonably requested by Buyer to perfect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document; (N) opinions of outside counsel to the Seller Parties reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, corporate matters, applicability of the Investment Company Act of 1940, security interests and a Bankruptcy Code safe harbor opinion); (O) for each of the Seller Parties, good standing certificates, certified copies of organizational documents and certified copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by the Seller Parties from time to time in connection herewith; and (P) all such other and further documents and documentation as Buyer in its discretion shall reasonably require. (ii) Payment of Expenses. Buyer shall have received payment from Seller in the amount of all expenses, including but not limited to reasonable legal fees of outside counsel and due diligence fees, actually incurred by Buyer in connection with the preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith and required to be paid by Seller pursuant to Article 25(b).

-34- (iii) Payment of Fees. Buyer shall have received payment from Seller of the Funding Fee then due and payable pursuant to the Fee Letter. (c) Conditions Precedent to All Transactions. Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale: (i) Transaction Approval. Buyer shall have (A) determined on the related Purchase Date, in its sole discretion, that the related proposed Purchased Asset is an Eligible Asset and (A) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Buyer’s execution and delivery of a Confirmation with respect thereto. (ii) Confirmation. Seller shall have received from Buyer a duly completed and executed Confirmation, and Seller shall have duly executed the same and delivered such Confirmation to Buyer. (iii) Waiver of Exceptions. Buyer shall have waived all exceptions contained in the related Requested Exceptions Report (as evidenced by its execution and delivery of a Confirmation with respect thereto). (iv) Custodial Delivery; Trust Receipt; Asset Schedule and Exception Report. Seller shall have delivered to Custodian (or a bailee pursuant to a Bailee Agreement), in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset and, if the Custodial Delivery and Purchased Asset File with respect to such Eligible Asset was delivered to Custodian as a Non-Table Funded Asset (as defined in the Custodial Agreement), (A) Custodian shall have issued to Buyer a Trust Receipt and a final Asset Schedule and Exception Report and (B) Buyer shall have, in its sole and absolute discretion, approved any and all exceptions listed on such Asset Schedule and Exception Report. (v) Due Diligence. Any due diligence review performed by Buyer with respect to the Eligible Asset (including without limitation, confirmation by Buyer that it meets any applicable Qualified Transferee Requirements) or otherwise in accordance with Article 26 is satisfactory to Buyer in its sole discretion (as evidenced by its execution and delivery of a Confirmation with respect thereto). (vi) Facility Amount. The sum of (A) the aggregate Repurchase Price for all Purchased Assets and Pledged Assets (if any), plus (B) the requested Purchase Price for the pending Transaction, plus (C) the aggregate amount of any potential Future Funding Advance Draws with respect to all Purchased Assets (if any),plus (D) the amount of any Margin Excess, in the aggregate, shall not exceed the Facility Amount. (vii) No Margin Deficit; Concentration Limit. No Margin Deficit for which a Margin Call Notice has been delivered shall exist immediately after giving effect to the

-35- requested Transaction (including in the event any existing Margin Deficit immediately prior to the Transaction is cured through consummation of the Transaction). As of the applicable Purchase Date, no Concentration Limit shall be exceeded after giving effect to the requested Transaction. (viii) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under any Transaction Document. (ix) No Material Adverse Effect. No event shall have occurred and be continuing which is reasonably expected to have a Material Adverse Effect. (x) Representations and Warranties. The representations and warranties made by Seller in Article 9 shall be true and correct in all material respects (without duplication of any materiality qualifier set forth in such representation) and as of the Purchase Date for the pending Transaction with the same force and effect as if made on and as of such date (except for (x) if any such failure to be true and correct is disclosed by Seller pursuant to a Requested Exceptions Report and approved by Buyer or (y) representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). (xi) Acknowledgement of Servicer. Buyer shall have received from Servicer a written acknowledgement (which may be via email) that each Eligible Asset to be sold to Buyer will be serviced in accordance with the Servicing Agreement as of the related Purchase Date, which acknowledgement may be deemed to be satisfied by the delivery of a Servicer Letter in accordance with Article 27(e) hereof. (xii) No Change in Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions. (xiii) Repurchase Date. The Repurchase Date for such Transaction is not later than the Stated Termination Date. (xiv) Security Interest. Seller shall have taken such other action as is necessary in the reasonable opinion of Buyer, in order to transfer the related Eligible Asset to Buyer pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer as secured party under the UCC with respect to such Eligible Asset. (xv) Other Documents. Buyer, Custodian or a bailee pursuant to a Bailee Agreement shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests) as Buyer in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Mortgage Note, Senior Interest Note or Mezzanine Note and assignments in blank of the underlying Mortgage and related Mortgage documents.

-36- (xvi) Payment of Fees. Buyer shall have received payment from Seller of all fees then due and payable hereunder or under the Fee Letter (including the Funding Fees) and the Pre-Purchase Legal/Due Diligence Review Fee on the Purchase Date; provided, that Seller agrees to pay the Pre-Purchase Legal/Due Diligence Review Fee with respect to any proposed Asset that Buyer determines will not be a Purchased Asset within ten (10) Business Days of Seller’s receipt of a written invoice detailing the amount of such Pre- Purchase Legal/Due Diligence Review Fee. (d) (i) Early Repurchase of Purchased Assets. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”): (A) no later than five (5) Business Days prior to such Early Repurchase Date, Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date; provided that, (x) Seller shall have the right to revoke such notice at any time prior to such Early Repurchase Date and (y) the Early Repurchase Date may be the same Business Day written notice is delivered in the event such repurchase shall cure a Default, Event of Default or Margin Deficit; (B) no Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured by such repurchase (provided, that, solely for purposes of this clause (B), if the repurchase of the applicable Purchased Asset would not trigger the payment of an Exit Fee pursuant to the terms and conditions of Section 3 of the Fee Letter, then “Default” shall mean a monetary or material non-monetary Default); (C) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts then due and payable under this Agreement, including, without limitation, any amount payable pursuant to Article 3(f)(ii) or any Exit Fee payable pursuant to the Fee Letter; and (D) no Margin Deficit shall exist for which a Margin Call Notice has been delivered as of the applicable Early Repurchase Date unless such Margin Deficit is cured contemporaneously with such repurchase; and (E) with respect to any voluntary repurchase, so long as no Default or Event of Default has occurred and is continuing, no Purchased Asset is the subject of a Mandatory Early Repurchase Event as to which Seller is in the process of terminating the related Transaction pursuant to Article 3(d)(iii) (unless an amount in excess of the Repurchase Price up to the outstanding principal balance of the Purchased Asset is also paid to

-37- Buyer to reduce the Purchase Price of any Purchased Asset subject to a Mandatory Early Repurchase Event until the Purchase Price for the applicable Purchased Asset is reduced to the amount required under clause (A)-(C) of Article 3(d)(iii), as applicable; provided that the determination of the amount of such reduction in Purchase Price shall calculate amounts due and payable to Buyer pursuant to Article 5(g) based on the number of Purchased Assets remaining after giving pro forma effect to the repurchase of the affected Purchased Assets. (ii) Mandatory Early Repurchase Event. With respect to any Purchased Asset as to which Buyer has notified Seller or Seller has Knowledge that a Mandatory Early Repurchase Event has occurred and is continuing, Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Buyer cash in an amount equal to the Repurchase Price for such Purchased Asset by not later than the Required Payment Time. In the event a Mandatory Early Repurchase Event occurs with respect to a Purchased Asset which is a Whole Loan, Senior Interest or Mezzanine Loan and the Related Purchased Asset secured directly or indirectly by the same Mortgaged Property is also a Purchased Asset, then such Mandatory Early Repurchase Event shall be deemed to occur (or Early Repurchase Date shall be required to occur) with respect to all Purchased Assets that are secured directly or indirectly by the same Mortgaged Property. (iii) Extension of Payment Timing for Mandatory Early Repurchase Event. Notwithstanding Article 3(d)(ii) with respect to any Mandatory Early Repurchase Event which occurs with respect to a Defaulted Asset or clause (i) of Mandatory Early Repurchase Event, with respect to any Mandatory Early Repurchase Event, at any time during the Required Payment Time, Seller may notify Buyer in writing that Seller is electing to extend the period within which Seller is required to terminate the relevant Transaction and repurchase such Purchased Asset to a period that is [***]; provided that any such extension of the payment timing applicable in connection with such Mandatory Early Repurchase Event shall be subject to the following terms and conditions: (A) by not later than the Required Payment Time, Seller shall make a payment to Buyer in reduction of the outstanding Purchase Price for such Purchased Asset by an amount equal to the [***]; (B) by not later than [***] days after the date on which such Mandatory Early Repurchase Event occurs, Seller shall make a payment to Buyer in reduction of the outstanding Purchase Price for such Purchased Asset by an amount equal to the lesser of [***]; and (C) by not later than [***], Seller shall terminate the related Transaction and pay to Buyer the outstanding Repurchase Price for such Purchased Asset (unless such Purchased Asset is the subject of an REO Conversion during such [***] day period in which event the terms, conditions and provisions of Article 29 shall control). Failure of Seller to pay the reductions in the outstanding Purchase Price with respect to any Purchased Asset as to which a Mandatory Early Repurchase Event occurs

-38- in accordance with Article 3(d)(iii) shall be an immediate Event of Default under this Agreement. (e) Repurchase of Purchased Assets; Prepayment; Future Funding Advances; Margin Excess. (i) Repurchase. On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Assets being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer; provided, however, that Buyer shall have no obligation to permit Seller to repurchase any Purchased Asset if a Default or an Event of Default shall have occurred and be continuing or any unsatisfied Margin Deficit shall exist for which Buyer has delivered a Margin Call Notice unless such Margin Deficit, Default or Event of Default would be cured, in its entirety, by the repurchase of such Purchased Asset or such Margin Deficit is concurrently cured by Seller in accordance with Article 4 of this Agreement or such Default or Event of Default is concurrently cured, in its entirety, in accordance with this Agreement. Concurrently with payment of the Repurchase Price to Buyer in accordance with the foregoing on such Repurchase Date, Buyer’s security interest in the related Collateral shall terminate in accordance with Article 6(b). (ii) Prepayment. On any Business Day before the Repurchase Date for a Purchased Asset, upon two (2) Business Days’ prior written notice to Buyer, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral and without any prepayment fee or penalty; provided, that (x) no such advance notice shall be required with respect to any payment made by Seller to cure a Margin Deficit, Default or Event of Default, (y) each such transfer of cash shall be in a minimum amount equal to [***] and (z) Seller shall not be permitted to elect to transfer cash and to receive Margin Excess Advances more often than two times in any calendar month. (iii) Future Funding Advance Draws. In the event that (i) Seller is contractually obligated to make a future funding advance of loan proceeds to the Mortgagor under a Purchased Asset pursuant to the related Purchased Asset Documents and (ii) Buyer has agreed in its sole discretion to make an additional advance with respect to the Purchase Price of such Purchased Asset, as reflected in the Confirmation, then in connection with making such future funding advance to such Mortgagor, Seller may submit to Buyer a written request (a “Future Funding Advance Draw Request”) requesting that Buyer transfer to Seller cash in an amount that is not less than [***] (with respect to one or more future funding advances to the applicable Mortgagor, in the aggregate); provided that, if a Credit Event has occurred and is continuing with respect to the related Purchased Asset for which any Future Funding Advance Draw is being calculated, such calculation of the Future Funding Advance Draw shall take into account the revised Purchase Price LTV, if any, as determined by Buyer in accordance with the terms of this Agreement, and Buyer shall (x) transfer to Seller the amount of cash so requested (such transfer, a “Future Funding Advance Draw”) (which shall increase the Purchase Price for such Purchased Asset) and

-39- (y) deliver to Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset and the increased principal amount outstanding under the Purchased Asset and accordingly, the increase in Market Value and such other consequential revisions as may be appropriate, in each case, by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day on which Buyer determines in its sole discretion that the conditions precedent set forth below are satisfied or will be satisfied contemporaneously with such Future Funding Advance Draw (or, in Buyer’s sole discretion, waived): (A) no monetary or material non-monetary Default, Event of Default or Credit Event that has resulted in a Margin Deficit which has not been cured with respect to any Purchased Asset shall have occurred and be continuing both as of the date of such request and as of the date of the Future Funding Advance Draw for such Purchased Asset; (B) the Future Funding Advance Draw shall not cause the sum of the (A) the aggregate Purchase Price for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction, plus (C) the aggregate amount of any potential Future Funding Advance Draws with respect to all Purchased Assets, plus (D) the amount of any Future Funding Advance (after giving effect to such Future Funding Advance Draw), in the aggregate, to exceed the Facility Amount; (C) the Effective Purchase Price Percentage after giving effect to such Future Funding Advance Draw and the corresponding increase in the outstanding principal balance of the Purchased Asset shall not exceed the Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset; (D) no Margin Deficit shall exist for which a Margin Call Notice has been delivered immediately after the Future Funding Advance Draw; (E) [***] (F) the representations and warranties made by Seller in Article 9, other than representations in Article 9(s) for Purchased Assets other than the Purchased Asset for which such Margin Excess Advance is being made, shall be true and correct in all material respects on and as of the date of such Future Funding Advance Draw with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (G) Buyer shall have received all such other and further documents and documentation as Buyer in its reasonable discretion shall require in connection with such Future Funding Advance Draw, provided that such documents or documentation are in Seller’s possession or reasonably obtainable to Seller; and

-40- (H) all conditions precedent to the related advance under the related Purchased Asset Documents have been satisfied in all material respect, including but not limited to the Mortgagor’s compliance with any and all requirements with respect to such Future Funding Advance Draws as set forth under the related Purchased Asset Documents. The failure or delay of Seller, on any one or more occasions, to exercise its rights under this Article 3(e)(iii) shall not change or alter the terms and conditions of this Agreement or limit or waive the right of Seller to request a Future Funding Advance Draw Request at a later date. (iv) Margin Excess. With respect to any Purchased Asset, Seller may submit to Buyer a written request, to be delivered no more frequently than twice each calendar month (in total together with any prepayments pursuant to Article 3(e)(ii)) (a “Margin Excess Request”), requesting that Buyer make an additional advance (a “Margin Excess Advance”) with respect to the applicable Purchased Asset in the amount requested by Seller in such Margin Excess Request that is not less than [***] (but not to exceed the Margin Excess for such Purchased Asset). Buyer shall by no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the Business Day of Buyer’s receipt of such Margin Excess Request, (x) transfer to Seller the amount of cash requested by Seller, and (y) deliver to Seller a revised Confirmation reflecting the corresponding increase in the Purchase Price of such Purchased Asset. Buyer’s disbursement of any Margin Excess Advance (if any) shall be subject to satisfaction of the following conditions precedent, as determined by Buyer in its sole discretion (or, in Buyer’s sole discretion, waived): (A) no monetary or material non-monetary Default, Event of Default or Credit Event that has resulted in a Margin Deficit shall have occurred and be continuing both as of the date of such request and as of the date of the Margin Excess Advance; (B) the Margin Excess Advance shall not cause (A) the aggregate Purchase Price for all Purchased Assets, plus (B) the requested Purchase Price for any pending Transaction, plus (C) the aggregate amount of any potential Future Funding Advance Draws with respect to all Purchased Assets, plus (D) the amount of any Margin Excess (after giving effect to such Margin Excess Advance), in the aggregate, to exceed the Facility Amount; (C) the Effective Purchase Price Percentage after giving effect to such Margin Excess Advance shall not exceed the Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset; (D) no Margin Deficit shall exist for which a Margin Call Notice has been delivered immediately after the Margin Excess Advance; (E) [***]; and

-41- (F) the representations and warranties made by Seller in Article 9, other than representations in Article 9(s) for Purchased Assets other than the Purchased Asset for which such Margin Excess Advance is being made, shall be true and correct in all material respects on and as of the date of such Margin Excess Advance with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). (G) Buyer shall have received all such other and further documents and documentation as Buyer in its reasonable discretion shall require in connection with such Margin Excess Advance, provided that such documents or documentation are in Seller’s possession or reasonably obtainable to Seller. The failure or delay of Seller, on any one or more occasions, to exercise its rights under this Article 3(e)(iv) shall not change or alter the terms and conditions of this Agreement or limit or waive the right of Seller to request a Margin Excess Advance at a later date. (f) Costs and Expenses. Upon written demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any actual cost or expense (including, without limitation, attorneys’ fees and disbursements of outside counsel) that Buyer may sustain or incur as a consequence of (i) a failure by Seller in repurchasing any Purchased Asset on the Early Repurchase Date after Seller has given a notice in accordance with Article 3(d) of an Early Repurchase Date, (ii) any payment of the Repurchase Price on any day other than a Remittance Date (other than on account of a repayment by or on behalf of the related Mortgagor or Mezzanine Borrower) (including, without limitation, such cost or expense arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to effect or maintain a Transaction hereunder), (iii) any conversion of the Benchmark (or the Benchmark portion of the Pricing Rate) in accordance with Article 3(g) or Article 3(i) on any day other than a Pricing Rate Determination Date, and/or (iv) any determination by Seller to not sell an Eligible Asset to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with the provisions of this Agreement. A statement as to such costs and expenses, setting forth the calculations thereof, shall be submitted promptly by Buyer to Seller and shall be conclusive and binding upon Seller absent manifest error. (g) Effect of Benchmark Transition Event. (i) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Pricing Rate Determination Date for such other Benchmark) for any Pricing Rate Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement). In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time

-42- and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document. Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement. In exercising its rights and remedies under this Article 3(g), Buyer shall act in a manner similar to which Buyer is contemporaneously exercising similar remedies in agreements with similarly situated counterparties. (ii) Buyer will promptly notify Seller of (1) the Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Conforming Changes, and/or (4) any Benchmark Unavailability Period, including whether the Pricing Rate will be replaced with an Alternate Rate or, during a Benchmark Unavailability Period, the Prime Index Rate or whether Transactions will be converted to Alternate Rate Transactions or Prime Rate Transactions. Any determination, decision or election that may be made by Buyer pursuant to this Article 3(g), including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document. For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Article 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements, any Benchmark Replacement or Conforming Changes. (iii) During a Benchmark Unavailability Period, the component of the Pricing Rate for Transactions based on Term SOFR shall be replaced with the Prime Index Rate and Transactions shall be converted to Prime Rate Transactions based on the Prime Rate in effect on each applicable Pricing Rate Determination Date. (iv) Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller have the right to convert a Transaction to an Alternate Rate Transaction or a Prime Rate Transaction. (v) Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to Term SOFR (or any other Benchmark) or have the same volume or liquidity as Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a Benchmark Transition Event, the removal or lack thereof

-43- of unavailable or non-representative tenors of Term SOFR (or any other Benchmark), the implementation or lack thereof of any Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(ii) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i). (h) Term Out Period. Seller shall have the option exercisable by written notice to Buyer delivered no later than thirty (30) days, but not more than ninety (90) days, prior to the Facility Availability Period Expiration Date, to extend the Facility Availability Period Expiration Date, which extension shall be conditioned upon (i) no monetary or material non-monetary Default or Event of Default under this Agreement shall have occurred and be continuing, (ii) all representations and warranties made by Seller in Article 9 shall be true and correct in all material respects on and as of the first day of the Term Out Period with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) (other than with respect to any Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and Seller is in the process of terminating the related Transaction pursuant to Article 3(d)(iii) of this Agreement), and (iii) at the commencement of the Term Out Period, no Margin Deficit shall exist. Seller shall not be permitted to enter into any new Transactions during the Term Out Period. (i) Requirements of Law. (1) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this Agreement shall make it unlawful for Buyer (A) to enter into Transactions, then the commitment of Buyer hereunder to enter into new Transactions shall forthwith be canceled or (B) to maintain or continue Transactions, then a Repurchase Date shall occur for all Transactions on the next Remittance Date or on such earlier date as may be required by law. If any termination of a Transaction shall occur in accordance with subclause (B) of the preceding sentence, Seller shall pay to Buyer, as applicable, such amounts, if any, as may be required pursuant to Article 3(f). (1) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof: (A) shall subject Buyer to any Taxes (other than (i) Covered Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Covered Taxes, (iii) Other Taxes, or (iv) Connection Income Taxes) with respect to the Transaction Documents, any Purchased Asset, any Transaction or on its loans, loan principal, commitments or other obligations or its deposits, reserves, other liabilities or capital attributable thereto or change the basis of taxation of payments to Buyer in respect thereof; (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by,

-44- deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of the Benchmark hereunder; or (C) shall impose on Buyer any other condition (excluding, in the case of this clause (C) only, any Taxes); and the result of any of the foregoing is to increase the cost to Buyer of entering into, converting to, continuing or maintaining the Transactions, or to reduce any amount receivable under the Transaction Documents in respect thereof, then Seller shall promptly pay Buyer, upon receipt of the certificate described in clause (4) of this section, any additional amounts necessary to compensate Buyer for such additional costs incurred or reduction suffered. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets and Pledged Assets, if any. (3) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy), then Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction, as long as such additional amount is also assessed against sellers under similar repurchase facilities for similar assets with Buyer. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets and Pledged Assets, if any. (4) A certificate of Buyer setting forth the amount or amounts necessary to compensate Buyer, as specified in clause (2) or (3) of this Article 3(i) and delivered to Seller, shall be conclusive absent manifest error. Seller shall pay Buyer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of Buyer to demand compensation pursuant to this Article 3(i) shall not constitute a waiver of Buyer’s right to demand such compensation. ARTICLE 4 MARGIN MAINTENANCE (a) Upon the occurrence and during the continuation of a Credit Event with respect to any Purchased Asset or Pledged Asset, as applicable, Buyer, in its sole discretion exercised in

-45- good-faith, may re-determine the Purchase Price LTV of any Purchased Asset and Pledged Asset, if any, for purposes of determining if a Margin Deficit exists. At any time that a Margin Deficit exists and exceeds, taking into consideration any Margin Excess, an amount equal to the Margin Threshold, Buyer may deliver written notice to Seller substantially in the form of Exhibit VIII (a “Margin Call Notice”). (b) By not later than the Required Payment Time, Seller shall (at Seller’s election) either (i) utilize any combination of the following, so that after giving effect to such transfer or repurchase, no Margin Deficit shall be outstanding: (A) transfer to Buyer cash in reduction of the Purchase Price of the Transactions which caused the Margin Deficit, (B) repurchase one or more Purchased Assets pursuant to Article 3(d) or consummate the sale of any REO Property, as applicable, (C) pledge additional collateral acceptable to Buyer in its sole discretion, or (D) apply Margin Excess from another Purchased Asset or (E) any combination of the foregoing clauses (A) through (C) or (ii) enter into a cash sweep to reduce the outstanding Purchase Price of such Purchased Asset as to which a Margin Deficit has occurred through the application of Principal Payments on other Purchased Assets as described in Article 5(g), until no Margin Deficit is outstanding with respect to such Purchased Asset. (c) The failure or delay by Buyer or Seller, on any one or more occasions, to exercise its rights under this Article 4 shall not (i) change or alter the terms and conditions of this Agreement, (ii) limit or waive the right of Buyer or Seller to exercise its rights under this Agreement at a later date or (iii) in any way create additional rights for any party hereto. (d) Following the cure of any Margin Deficit pursuant to clause (i) or (ii) of Article 4(b) above for which a Margin Call Notice has been delivered pursuant to Article 4(a), Seller shall have the right to notify Buyer in writing that Seller elects to dispute the Purchase Price LTV which caused the related Margin Deficit in which event Seller and Buyer shall observe the following dispute resolution procedure: (i) Seller shall and Buyer may obtain an independent third party Appraisal from a Pre-Approved Appraiser with respect to the applicable Mortgaged Property by not later than forty-five (45) days (or if such day is not a Business Day, then the next following Business Day), in each case, following the date of satisfaction of the Margin Call Notice pursuant to clause (i) or (ii) of Article 4(b) above. (ii) [***] (iii) If such governing valuation indicates that an additional Margin Deficit exists, then Seller shall cure such Margin Deficit in accordance with Article 4(b). (iv) If such governing valuation indicates that the Margin Deficit was an overpayment by Seller to Buyer, then Buyer shall refund such overpayment to Seller which refund shall increase the outstanding Purchase Price with respect to the applicable Purchased Asset. (v) [***]

-46- For the avoidance of doubt, at any time after Seller has delivered written notice to Buyer of its intention to dispute the Purchase Price LTV related to the applicable Margin Call Notice, Seller may elect to rescind such written notice, in its sole discretion, by additional written notice to Buyer. ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT (a) All transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim. (b) All payments required to be made directly to Buyer shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Buyer to Seller in writing), not later than 2:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Bank Name: [***] ABA Number: [***] Account Number: Account Name: [***] [***] Attention: [***] Reference: [***] (c) On each Remittance Date, Seller shall pay to Buyer all accrued and unpaid Purchase Price Differential with respect to such Remittance Date, to the extent not paid to Buyer in accordance with Article 5(f). (d) Concurrently with the execution and delivery of this Agreement, Servicer shall establish a segregated deposit account (the “Collection Account”) in the name of Seller for the benefit of Buyer at Account Bank as follows: “[***].” The Collection Account shall be subject to the Account Control Agreement in favor of Buyer. (e) Seller shall cause Servicer to remit all funds on deposit in the Servicer Account (net of permitted withdrawals pursuant to the Servicing Agreement) to the Collection Account in accordance with the Servicer Letter. In furtherance of the foregoing, if Buyer is at any time not a party to the Servicing Agreement, Seller shall cause any Servicer to execute and deliver a Servicer Letter in accordance with Article 27(e). If Seller, Servicer, Mortgagor or any other Person, as applicable, receives any Income with respect to a Purchased Asset, Seller shall (i) with respect to all Income other than Principal Proceeds, remit (or cause to be remitted) all such Income directly into the Collection Account within two (2) Business Days of receipt and identification thereof and (ii) with respect to all Principal Proceeds, direct the applicable Mortgagor to promptly remit (or cause to be remitted) all such Income directly into the Collection Account,. Amounts in the Collection Account shall be remitted by Servicer in accordance with the applicable provisions of Articles 5(f), (g), and (h).

-47- (f) So long as no Event of Default shall have occurred and be continuing, Servicer shall remit on the Remittance Date all amounts on deposit in the Collection Account in the following amounts and order of priority: (i) first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement and Servicer pursuant to the Servicing Agreement (to the extent not previously paid); (ii) second, to Buyer, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable; (iii) third, to Buyer, an amount equal to all accrued and unpaid amounts (if any) then due and payable pursuant to the Fee Letter; (iv) fourth, to Buyer, an amount necessary to cure any unsatisfied Margin Deficit for which a Margin Call Notice has been delivered; (v) fifth, to Buyer, with respect to Principal Payments on any Purchased Asset in the form of scheduled amortization payments, an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) the related Effective Purchase Price Percentage for such Purchased Asset, in reduction of the Purchase Price of such Purchased Asset; (vi) sixth, to Buyer, an amount equal to any other amounts then due and payable to Buyer under any Transaction Document including those amounts released to Buyer to be applied in reduction of the outstanding Purchase Price of such Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and is continuing in accordance with Article 3(d)(iii); and (vii) seventh, (i) if no monetary or material non-monetary Default has occurred and is continuing, any remainder shall be released to Seller, or (ii) if a monetary or material non-monetary Default has occurred and is continuing, but such monetary or material non- monetary Default is not an Event of Default, any remainder shall be held in the Collection Account as additional Collateral until such Default has been cured by Seller, as determined by Buyer in its sole discretion. (g) So long as no Event of Default has occurred and is continuing, within two (2) Business Days after receipt of properly identified funds by Servicer of any Principal Payments on a Purchased Asset, Servicer shall remit all such Principal Payments in the following amounts and order of priority: (i) first, to Buyer to be applied in reduction of the Purchase Price of such Purchased Asset, an amount equal to the product of (x) the amount of such Principal Payment multiplied by (y) the related Effective Purchase Price Percentage for such Purchased Asset (or in the case of a Principal Payment in full, the amount necessary to reduce the outstanding Purchase Price of the related Purchased Asset to zero) together with any accrued and unpaid Purchase Price Differential thereon;

-48- (ii) second, to Buyer to be applied on a pro rata basis in reduction of the Purchase Price of any Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and, if the outstanding Purchase Price of such Purchased Asset exceeds a Purchase Price LTV equal to [***], the amount necessary to reduce the outstanding Purchase Price of such Purchased Asset to cause the related Purchase Price LTV to be equal to [***]; (iii) third, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in [***] Purchased Assets remaining subject to any Transactions, to Buyer to be applied on a pro rata basis in reduction of the outstanding Purchase Price of such [***] Purchased Assets, in an amount up to [***] of such Principal Payments not otherwise applied pursuant to Article 5(g)(i) and (ii) above, until the weighted average Effective Purchase Price Percentage (weighted by outstanding Purchase Price) of the [***] remaining Purchased Assets then subject to Transactions shall equal [***]; (iv) fourth, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in two (2) Purchased Assets remaining subject to any Transactions, to Buyer to be applied on a pro rata basis in reduction of the outstanding Purchase Price of such [***] Purchased Assets, in an amount up to [***] of such Principal Payments not otherwise applied pursuant to Article 5(g)(i) and (ii) above, until the weighted average Effective Purchase Price Percentage (weighted by outstanding Purchase Price) of the [***] remaining Purchased Assets then subject to Transactions shall equal [***]; (v) fifth, during the Term Out Period, in the event that any Principal Payment of a Purchased Asset results, after such Principal Payment, in [***] Purchased Asset remaining subject to a Transaction, to Buyer to be applied in reduction of the outstanding Purchase Price of such Purchased Asset, in an amount up to [***] of such Principal Payments not otherwise applied pursuant to Article 5(g)(i) and (ii) above, until the Effective Purchase Price Percentage of the [***] remaining Purchased Asset then subject to any Transaction shall equal [***]; (vi) sixth, the surplus, if any, (i) if no Default has occurred and is continuing, any remainder shall be released to Seller, or (ii) if a Default has occurred and is continuing, but such Default is not an Event of Default, any remainder shall be held in the Collection Account as additional Collateral until such Default has been cured by Seller, as determined by Buyer in its sole discretion; provided that, notwithstanding this priority sixth, if there is any other Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and is continuing, any surplus under this priority sixth shall instead be released to Buyer to be applied in reduction of the outstanding Purchase Price of such Purchased Asset as to which a Mandatory Early Repurchase Event has occurred and is continuing in accordance with Article 3(d)(iii), until the Purchase Price for the applicable Purchased Asset is reduced to the amount required under clause (A)-(C) of Article 3(d)(iii), as applicable. (h) Upon receipt of notice from Buyer that an Event of Default shall have occurred and is continuing, and so long as Buyer has not withdrawn such notice, the Account Control Agreement

-49- shall require that Servicer shall cease remitting funds to, or at the direction of, Seller pursuant to Article 5(i) and shall instead remit, on each Business Day beginning on the Business Day after receipt of such notice from Buyer, all amounts on deposit in the Collection Account as of the prior Business Day to Buyer for application to the Repurchase Obligations in such order of priority as Buyer shall determine in its sole and absolute discretion, and, after the Repurchase Obligations are paid in full, any remaining amounts shall be remitted promptly to whomever is lawfully entitled to such amounts. (i) All remittances by Servicer shall be made (i) so long as no Event of Default shall have occurred and be continuing, in accordance with instructions received from Seller or any Servicer on its behalf and approved by Buyer, and (ii) during the continuance of an Event of Default, in accordance with instructions received from Buyer. (j) If the amounts applied by Buyer as provided in Articles 5(g) or (h) above are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Transaction Document on a Remittance Date, the Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts. (k) Withholding Taxes. (l) All payments made by or on account of any obligation of Seller under the Transaction Documents shall be made free and clear of and without deduction or withholding for or on account of any Taxes unless the withholding or deduction is required by applicable law. If Seller is required by applicable law to deduct or withhold any Taxes from any such payment, (as determined in the good faith discretion of Seller) Seller shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Buyer, as soon as practicable after any payment of Taxes, original tax receipts or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to Buyer of the payment of the full amount of such Taxes when otherwise due and payable; and (iv) if such deduction or withholding is attributable to Taxes which are Covered Taxes or Other Taxes, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 5) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made. (i) In addition, without duplication, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future recording, stamp, court or documentary, intangible, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation or other transfer of the Buyer’s rights and obligations under this Agreement (such Taxes other than such Other Connection Taxes, “Other Taxes”).

-50- (ii) Without duplication of the obligation of Seller to pay additional amounts on account of Covered Taxes pursuant to Article 5(k)(i) and to pay Other Taxes pursuant to Article 5(k)(ii), Seller agrees to indemnify Buyer, within ten (10) Business Days after demand therefor, for the full amount of any and all Covered Taxes and Other Taxes (including the full amount of any Covered Taxes and Other Taxes imposed or asserted on or attributable to amounts payable, or required to be withheld or deducted from a payment to Buyer, under this Article 5), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that if the Seller reasonably believes that such Taxes were not correctly or legally asserted, the Buyer will use reasonable efforts to cooperate with the Seller to obtain a refund of such Taxes (which shall be repaid to the Seller) so long as such efforts would not, in the sole determination of the Buyer, result in any additional out-of-pocket costs or expenses not reimbursed by Seller or be otherwise materially disadvantageous to the Buyer. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error. (iii) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of each party contained in this Article 5(k) shall survive the termination of this Agreement, any assignment of rights by, or the replacement of, a Buyer, and the repayment, satisfaction of the Repurchase Obligations or discharge of all obligations under the Transaction Documents. Nothing contained in this Article 5(k) shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary. (iv) (a) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 5(k)(v)(b)(I), (II) and (IV) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer. (b) Without limiting the generality of the foregoing, in the event that Seller is a U.S. Person, (I) any Buyer that is a U.S. Person shall deliver to Seller on or about the date on which Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form

-51- W-9 certifying that such Buyer is exempt from U.S. federal backup withholding tax; (II) any Buyer that is not a U.S. Person (a “Non-U.S. Person”) shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which such Non-U.S. Person becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable: (A) in the case of a Buyer that is a Non-U.S. Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W-8ECI; (C) in the case of a Buyer that is a Non-U.S. Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (D) to the extent a Buyer that is a Non-U. S. Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Buyer is a partnership and one or more direct or indirect partners of such Buyer are claiming the portfolio interest exemption, such Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and (III) any Buyer that is a Non-U. S. Person shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which such Buyer becomes a party to this

-52- Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and (IV) If a payment made to a Non-U.S. Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Non-U.S. Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Non-U.S. Person shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that such Non- U.S. Person has complied with such Non-U.S. Person’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Article 5(k)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. If any form or certification Buyer previously delivered expires or becomes obsolete or inaccurate in any respect, Buyer shall update such form or certification, provide such successor form, or promptly notify Seller in writing of its legal inability to do so. (v) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 5(k) (including by the payment of additional amounts pursuant to this Article 5(k)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of the indemnity payments made under this Article 5(k) with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 5(k)(vi) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 5(k)(vi), in no event will the indemnified party be required to pay any amounts to an indemnifying party pursuant to this Article 5(k)(vi) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to the indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

-53- (vi) In the event that, immediately after the repayments or repurchases of Purchased Assets or Pledged Assets, the Concentration Limit is exceeded, then by not later than the Required Payment Time, Seller shall repurchase, in whole or in part, such Purchased Assets and/or repay such Pledged Assets causing the Concentration Limit to be out of compliance, in such amounts and proportions as determined by Buyer in its sole discretion in the aggregate amount required to cause the Concentration Limit to be restored to compliance. ARTICLE 6 SECURITY INTEREST (a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets (other than as described in Article 21(g)). However, in order to preserve Buyer’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Buyer to secure the payment of the Repurchase Price on all Transactions to which Seller is a party and all other amounts owing by Seller to Buyer hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Buyer pursuant to this Agreement, or that such Mezzanine Loan does not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Buyer as further security for Seller’s obligations to Buyer hereunder, a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto (such pledge, the “Related Credit Enhancement”). For purposes of this Agreement, “Collateral” shall mean: (i) the Collection Account and the Servicer Account and all monies from time to time on deposit in the Collection Account and the Servicer Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and (ii) the Purchased Items. (b) Buyer’s security interest in the Collateral and the Collection Account shall terminate only upon satisfaction of the Repurchase Obligations. Upon such satisfaction and upon request of Seller, Buyer shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased

-54- Assets, Purchased Items, Purchased Asset Documents and Purchased Asset Files to Seller and reconvey the Purchased Assets and Purchased Items to Seller and release its security interest in the Collateral, the Collection Account and the Servicer Account, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). For purposes of the perfection of the security interest pursuant to this Article 6, the Servicer Letter shall be deemed to constitute an account control agreement under Section 9-104(a)(4) of the UCC. Buyer shall have all of the rights and, after the occurrence and during the continuation of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Buyer, at Seller’s sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be requested by Buyer in its sole discretion to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller. (c) Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 27. Without limiting the generality of the foregoing and the grant of a security interest pursuant to Article 6(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Section 741(7)(xi) of the Bankruptcy Code. (d) Seller agrees, to the extent permitted by applicable law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay or extension law now or hereafter in force in any locality where any Purchased Asset may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, in each case in accordance with the terms of this Agreement, or the final and absolute putting into possession thereof, immediately after such sale, of purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives until the Repurchase Obligations are paid in full, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default, purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may, upon the occurrence and during the continuance of an Event of Default, sell the Purchased Assets as an entirety or in such parcels as purchaser or such court may determine.

-55- ARTICLE 7 TRANSFER AND CUSTODY (a) On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets and other Purchased Items shall be transferred to Buyer or its designee (including the Custodian) (other than as described in Article 21(g)) on a servicing released basis against the simultaneous transfer of the Purchase Price for such proposed Purchased Asset to an account of Seller specified in the related Confirmation and such proposed Purchased Asset shall become a Purchased Asset hereunder, with a simultaneous agreement by Buyer to transfer to Seller the Purchased Asset on the applicable Repurchase Date, against the transfer of funds by Seller, in an amount equal to the Repurchase Price. (b) Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct (including through a bailee) that such Purchased Asset Files be deposited directly with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee (including the Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Buyer and otherwise in accordance with the Custodial Agreement. (c) From time to time, Seller shall forward to the Custodian, with copy to Buyer, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved (if and to the extent required) in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate) Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement. ARTICLE 8 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS (a) Except as otherwise described in Article 21(g), title to each Purchased Asset shall pass to Buyer on the related Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Buyer may determine in its sole discretion, but no such transaction shall relieve Buyer (i) of its obligations to transfer the same

-56- Purchased Assets to Seller pursuant to Article 3 or (ii) of its obligation to apply all amounts as required under Article 5(f). (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller. ARTICLE 9 REPRESENTATIONS AND WARRANTIES Seller represents and warrants to Buyer as of the Closing Date, each Purchase Date, the date of any Future Funding Advance Draw and the date of any Margin Excess Advance, as follows: (a) Organization, Etc. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the State of Delaware, (ii) is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business except where failure to do so is not reasonably likely to result in a Material Adverse Effect, (iii) has the limited liability company power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iv) has the limited liability company power to execute, deliver, and perform its obligations under the Transaction Documents. (b) Authorization, Acting as Principal, Approvals, Compliance. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into Transactions as contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal, (iii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf and (iv) it has obtained all authorizations of any Governmental Authority required in connection with the Transaction Documents and the Transactions hereunder and such authorizations are in full force and effect. (c) Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable). (d) Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for the transaction of Seller’s business, including the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item, except, in each case, where failure to do so could not be reasonably likely to result in a Material Adverse Effect. (e) Due Execution; Enforceability. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration. Once executed by each applicable counterparty, the Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their

-57- respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity. (f) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in the Transaction Documents to which it is a party. (g) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, in each case of clauses (ii)-(iv) above, to the extent that such conflict or breach would have a Material Adverse Effect. (h) Litigation; Requirements of Law. Except as disclosed in writing to Buyer, there is no action, suit, proceeding, investigation or arbitration pending or, to Seller’s Knowledge, threatened in writing against Seller or Guarantor or any of its respective assets that (i) is in an amount greater than the Seller Threshold with respect to Seller or the Guarantor Threshold with respect to Guarantor or (ii) if adversely determined is reasonably likely to result in any Material Adverse Effect. Seller is in compliance with all Requirements of Law, except where failure to comply could not be reasonably likely to result in a Material Adverse Effect. Seller is not in default in any material respects with respect to any judgment, order, writ, injunction, or decree of any arbitrator or Governmental Authority that is reasonably likely to result in a Material Adverse Effect or could reasonably be expected to constitute a Default or an Event of Default or that would adversely affect the legality, validity or enforceability of any Transaction Document. (i) Judgments. Except as disclosed in writing to Buyer, there are no judgments against Seller in an amount greater than the Seller Threshold, or against Guarantor in the aggregate in an amount greater than the Guarantor Threshold that, in each case, are unsatisfied of record or docketed in any court located in the United States of America. (j) No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party. (k) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents. (l) No Default. No Event of Default or Default has occurred and is continuing under or with respect to the Transaction Documents.

-58- (m) Intentionally Omitted. (n) No Material Adverse Effect. Except as disclosed in writing to Buyer, Seller has no Knowledge of any actual development, event or other fact that has not been disclosed in writing by Seller and would reasonably be expected to result in a Material Adverse Effect. (o) Authorized Representatives. The duly authorized representatives of Seller are listed on and true signatures of such authorized representatives are set forth on Exhibit IV hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit IV hereto as Seller may from time to time deliver to Buyer. (p) Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Buyer in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office. (q) Representations and Warranties Regarding the Purchased Assets and the Pledged Assets. Each of the representations and warranties made in respect of the Purchased Assets and Pledged Assets, if any, pursuant to Exhibit X are true, complete and correct in all material respects, except as disclosed in writing by Seller for any Purchased Asset or any Pledged Asset, as applicable, and reflected in a Requested Exceptions Report approved by Buyer in accordance with this Agreement. (r) Good Title to Purchased Assets. Immediately prior to the purchase or pledge of any Purchased Assets and other Purchased Items by Buyer from Seller, (i) such Purchased Assets and other Purchased Items are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), (ii) such Purchased Assets and other Purchased Items are not subject to any right of set-off, any prior sale, transfer, assignment or participation (other than a transfer or chain of transfers from Affiliates of Seller to Seller on or prior to the Purchase Date), or any agreement by Seller to assign, convey, transfer or participate such Purchased Assets and other Purchased Items, in each case, in whole or in part, (iii) Seller is the sole record and beneficial owner of and has good and marketable title to such Purchased Assets and other Purchased Items and (iv) Seller has the right to sell and transfer such Purchased Assets and other Purchased Items to Buyer. Upon the purchase of any Purchased Assets and other Purchased Items by Buyer from Seller, Buyer shall be the sole owner of such Purchased Assets and other Purchased Items free of any adverse claim existing as of the Purchase Date, subject to the terms and conditions of the Purchased Asset Documents and Seller’s rights under this Agreement; provided, however, that to the extent that any Transaction is recharacterized as a secured financing of the Purchased Assets, Buyer will have a valid and perfected security interest in and to the Purchased Assets and Purchased Items as and to the extent provided in Article 9(u). (s) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller

-59- (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except, in each of the foregoing instances, as contemplated by the Transaction Documents. (t) Security Interest in Collateral. Upon execution and delivery of the Account Control Agreement, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in the Collection Account and all funds credited thereto, subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to general principles of equity. In the event any related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral, and: (i) with respect to the portion of the Collateral constituting an “instrument” (as defined in Section 9-102(a)(47) of the UCC), upon possession of such Collateral constituting an “instrument” by the Custodian endorsed in blank in accordance with the Custodial Agreement or by a bailee pursuant to a Bailee Agreement, Buyer shall have a valid, perfected first priority security interest in such Collateral constituting an “instrument”; and (ii) upon filing the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Buyer shall have a valid, perfected first priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected under the UCC by the filing of financing statements. (u) Delivery of Purchased Asset File. With respect to each Purchased Asset, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other document required to be delivered under this Agreement and the Custodial Agreement for such Purchased Asset has been delivered to Buyer or the Custodian on its behalf (or shall be delivered in accordance with the time periods set forth herein). (v) Covered Fund. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act. (w) Federal Regulations. Seller is not required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not a company “controlled by an investment company,” within the meaning of such act. (x) Taxes. Seller has filed or caused to be filed all federal, and material state, local and other tax returns or reports thereto that would be delinquent if they had not been filed on or before the date hereof (taking into account any extensions) and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income and assets otherwise due and payable on or before the date hereof (whether or not shown on such returns) except for any such Taxes as are being appropriately contested in good faith by appropriate

-60- proceedings and with respect to which adequate reserves have been provided in accordance with GAAP. No Tax liens have been filed against any of Seller’s assets, except for such Tax liens as are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP, and no material claims are being asserted with respect to any such Taxes. (y) ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans. (z) Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditors of Seller. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for each transfer and sale of the Purchased Assets subject hereto to Buyer. No Act of Insolvency has occurred with respect to Seller. Seller has only entered into agreements with Affiliates on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities. (aa) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction shall be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof shall violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System. (bb) Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document, when taken as a whole, do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on reasonable estimates, on the date as of which such information is stated or certified; provided that, with respect to financial projections, forecasts, budgets and other forward looking information, Seller represents only that such information was prepared in good faith based on assumptions believed by Seller to be reasonable at the time made and at the time such materials were so furnished.

-61- (cc) Financial Information; Business Condition. All financial data concerning the Seller Parties and, to Seller’s Knowledge, the Purchased Assets and other Purchased Items that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects on the date of the delivery thereof to Buyer. All financial data concerning each Seller Party has been prepared fairly in accordance with GAAP consistently applied. All financial data concerning the Purchased Assets and the other Purchased Items has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the business condition (financial or otherwise) or the results of operations (or prospects) of any Seller Party or, to Seller’s Knowledge, in the results of operations of any Seller Party, or the Purchased Assets, which change could result in a Material Adverse Effect. (dd) Intentionally Omitted. (ee) No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions. (ff) Anti-Money Laundering and Economic Sanctions. Seller represents, warrants and covenants that it has complied, and will comply, in all material respects, and to the extent applicable, with the Patriot Act, Anti-Corruption Laws, and Anti-Money Laundering Laws by (1) establishing an adequate anti-money-laundering compliance program as required by the Anti- Money Laundering Laws, (2) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to acquire the mortgage loans in question, and (3) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws and the Beneficial Ownership Regulation. Seller further represents, warrants and covenants that each Seller Party and any Person that has a direct or indirect economic interest in Seller of greater than ten (10%) percent, and their directors, officers, or employees, in each case, has not, and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Transaction Documents, shall not: (i) be (or have been) a Sanctioned Person; (ii) fail to operate (or have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are in compliance with (and ensure compliance with) the Patriot Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; (iii) directly or indirectly use (or have used) any part of the proceeds related to any Transaction (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities

-62- or business (I) of or with any Sanctioned Person or (II) of or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, Anti- Corruption Laws, Anti-Money Laundering Laws and/or Sanctions); (iv) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if any Seller Party or any Person that has a direct or indirect economic interest in Seller of greater than ten (10%) percent, and their directors, officers, or employees, in each case, or any other party to any Transaction Document, becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, Anti-Corruption Laws and/or Anti-Money Laundering Laws and/or predicate crimes to Anti-Corruption Laws, the Patriot Act, Anti-Money Laundering Laws and Sanctions. Seller hereby represents and covenants that none of the execution, delivery or performance of the Transaction Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, Anti-Corruption Laws, Anti-Money Laundering Laws and/or Sanctions by any party to the Transaction Documents or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. (gg) Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer. (hh) Notice Address; Jurisdiction of Organization. Seller’s address for notices is as specified on Exhibit I hereto, unless Seller has provided a new address to Buyer in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records is at its notice address, unless Seller has provided a different address to Buyer in writing within thirty (30) days following any change of address. (i) Ownership. Seller is a wholly-owned direct or indirect Subsidiary of the Guarantor. (ii) Tax Status. For U.S. federal income tax purposes, Seller is a disregarded entity of a U.S. Person. (jj) No Real Property. Seller has not at any time since its formation held title to any real property.

-63- ARTICLE 10 NEGATIVE COVENANTS OF SELLER On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller shall not, without the prior written consent of Buyer: (a) subject to any right of Seller to repurchase the Purchased Assets in accordance with the terms herein, take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets and other Purchased Items; (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Assets and other Purchased Items to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to any Purchased Assets with any Person other than Buyer, unless and until such Purchased Assets are repurchased by Seller in accordance with this Agreement; (c) create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of the Purchased Assets and other Purchased Items or the other Collateral, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents; (d) create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) if the same would cause Seller to violate the covenants contained in Article 12; (e) subject to Article 27, permit (through the giving of consent or a waiver, failure to object or otherwise) any Mortgaged Property or Mortgagor, in each case, relating to any Purchased Asset, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, junior mortgage debt or mezzanine debt (in each case, excluding Permitted Encumbrances against the related Mortgaged Property and except to the extent that any such Liens or Indebtedness are otherwise created, incurred, assumed or permitted in accordance with the Purchased Asset Documents); (f) consent or assent to any Significant Modification relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset other than in accordance with Article 27 and the Servicing Agreement or Servicer Letter (as applicable); (g) permit the organizational documents or organizational structure of Seller to be amended in any material respect; provided, however that the foregoing shall not prohibit any modifications to Seller’s organizational documents which are administrative in nature (other than with respect to the special purpose entity provisions) or solely reflect new direct ownership so long as no Change of Control has occurred; (h) engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger or sale of all or substantially all of its assets (except in the ordinary course of business from time to time and upon the repurchase of all applicable Purchased Assets of Seller then subject to Transactions under this Agreement), transfer of membership interests or the like;

-64- (i) suffer a Change of Control that Buyer has not consented to; (j) after the occurrence and during the continuance of an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; (k) acquire or maintain any right or interest in any Purchased Asset or Mortgaged Property relating to any Purchased Asset that is senior to or pari passu with the rights and interests of Buyer therein under the Transaction Documents other than (x) in connection with the addition of such other rights or interests as Collateral hereunder, or (y) a pari passu companion note or a pari passu participation interest related to a Senior Interest that is a Purchased Asset which note or interest Seller holds and promptly transfers to an Affiliate or to a securitization transaction; (l) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; (m) directly, or through a Subsidiary, acquire or hold title to any real property except with respect to any REO Subsidiary created for the purpose of holding Eligible REO Property; (n) make any election or otherwise take any action that would cause Seller to be treated as an entity other than a disregarded entity of a U.S. Person for U.S. federal income tax purposes; or (o) permit any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) to become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of [***] or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or the applicable equivalent unless, in each case, (x) Buyer has completed all “Know Your Customer” and Sanctions and Patriot Act diligence as to such “person” or “group”, as applicable, and (y) Seller certifies to Buyer that Seller has no Knowledge nor any reason to believe that such “person” or “group” have violated the representations and warranties contained in Article 9(ff) (Anti-Money Laundering and Economic Sanctions). ARTICLE 11 AFFIRMATIVE COVENANTS OF SELLER On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that: (a) Seller Notices. (i) Material Adverse Effect. Seller shall promptly (and in any event not later than three (3) Business Days after Knowledge thereof) notify Buyer of any Material Adverse Effect of which Seller has Knowledge; provided, however, that nothing in this Article 11 shall relieve Seller of its obligations under this Agreement.

-65- (ii) Default or Event of Default. Seller shall notify Buyer of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than three (3) Business Days after obtaining Knowledge of such event. (iii) Purchased Asset Defaults. Seller shall promptly, and in any event not later than three (3) Business Days following receipt of notice thereof, deliver to Buyer any notice of the occurrence of any Purchased Asset Event of Default or the occurrence of any default under any Purchased Asset Documents. (iv) Other Defaults, Litigation and Judgments. (A) Seller shall promptly, and in any event not later than three (3) Business Days, after obtaining Knowledge thereof, notify Buyer of (x) any event of default (beyond applicable notice and grace periods) on the part of Seller under any Indebtedness or other material contractual obligations in excess of the Seller Threshold; and (y) the commencement or written threat of, or judgment in, any action, suit, proceeding, investigation or arbitration before any Governmental Authority involving Seller or any of its respective assets. (B) Seller shall promptly, and in any event not later than three (3) Business Days after obtaining Knowledge thereof, notify Buyer of (1) any default or event of default (or similar event) on the part of Guarantor under any Indebtedness or other contractual obligations of Guarantor in excess of the Guarantor Threshold; and (2) the commencement or written threat of, or judgment in, any action, suit, proceeding, investigation or arbitration before any Governmental Authority involving Guarantor or any of its assets, which, adversely determined could reasonably be expected to have a Material Adverse Effect as determined by such Seller in a commercially reasonable manner. (v) Mandatory Early Repurchase Event. Seller shall promptly, and in any event not later than two (2) Business Days after obtaining Knowledge thereof, notify Buyer of any Mandatory Early Repurchase Event that has occurred, which notice to Buyer shall state the details of such Mandatory Early Repurchase Event including the related Purchased Assets for which such Mandatory Early Repurchase Event has occurred and whether such Mandatory Early Repurchase Event is continuing. (vi) Credit Event. Promptly, and in any event not later than two (2) Business Days, after obtaining Knowledge or following receipt of notice thereof, Seller shall notify Buyer of any events, facts or circumstances that have caused or are reasonably likely to cause a Credit Event to occur with respect to any Purchased Asset. (vii) Corporate Change. Seller shall advise Buyer in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than ten (10) Business Days prior to

-66- taking any such action. Seller shall provide Buyer at three (3) Business Days prior notice of the removal and/or replacement of any independent director or independent member, together with the name and contact information of the replacement independent director or independent member and evidence of the replacement’s satisfaction of the definition of independent director or independent member. (viii) Transfers of Indirect Equity in Seller. Seller shall advise Buyer in writing, promptly after Knowledge thereof, of any transfer of [***] or more of the indirect equity ownership of Seller, individually or in the aggregate, and the identity of the transferee(s), together with a post-transfer organizational chart and all “know your customer” information concerning such transferee(s) reasonably requested by Buyer, provided that such information is in Seller’s possession or reasonably obtainable by Seller. (b) Reporting. (i) Purchased Asset Information. Seller shall provide, or shall cause to be provided, to Buyer (A) no later than the fifteenth (15th) day of each month, any property level financial information (including, without limitation, operating and financial statements) with respect to the Purchased Assets that was received from the related Mortgagor in accordance with the related Purchased Asset Documents during the preceding calendar month and is in the possession of Seller or an Affiliate, including, without limitation, rent rolls, income statements and STR reports, in each case, if applicable; and (B) promptly upon request, such other information with respect to the Purchased Assets that may be reasonably requested by Buyer from time to time and to the extent that the same is in Seller’s possession. (ii) Monthly Servicing Report. With respect to the Purchased Assets and related Mortgaged Properties, on or prior to the Remittance Date in each calendar month, Seller shall, or shall cause Servicer to, provide to Buyer a monthly operations/servicing report covering collections, delinquencies, losses, recoveries, and cash flows, in form reasonably acceptable to Buyer. (iii) Quarterly Purchased Asset Reports. With respect to the Purchased Assets and related Mortgaged Properties, as frequently as provided, but in no event later than within thirty (30) days after the last day of any calendar quarter in any fiscal year, Seller shall provide, or shall cause to be provided, to Buyer an asset management report prepared by Seller or Guarantor (to the extent of information in the possession of Seller or an Affiliate), in form reasonably acceptable to Buyer. (iv) Quarterly Financial Reports. Seller shall provide, or shall cause to be provided, to Buyer within forty-five (45) days after the end of the first three quarterly fiscal periods of each fiscal year of Guarantor, the unaudited consolidated balance sheets of Guarantor, as at the end of such period and the related unaudited, consolidated statements of income and member equity of Guarantor for such period (without footnotes) and the portion of the fiscal year through the end of such period, accompanied by an officer’s certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly present the financial condition of Guarantor, as applicable, in accordance

-67- with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments). (v) Annual Financial Reports. Seller shall provide, or shall cause to be provided, to Buyer within one hundred and twenty (120) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheets of Guarantor, as at the end of such fiscal year and the related audited, consolidated statements of income, member equity and cash flows of Guarantor, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments). (vi) Covenant Compliance Certificate. Within the timing for or simultaneously with the delivery of financial statements pursuant to Articles 11(b)(iv) and (v) above for each fiscal quarter in any fiscal year and for fiscal year end, Seller shall deliver to Buyer a Covenant Compliance Certificate from Seller addressed to Buyer. (vii) Other Information. Seller shall provide, or shall cause to be provided, to Buyer such other information regarding the financial condition, operations or business of Seller, Guarantor or any Mortgagor or underlying guarantor with respect to a Purchased Asset as Buyer may reasonably request and to the extent reasonably available to Seller, including without limitation, such documents as Buyer may request evidencing the truthfulness of the representations set forth in Article 9; provided, however, that in the case of any request related to any Mortgagor or underlying guarantor with respect to a Purchased Asset, such information is in the possession of Seller. (c) Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated power covering such rights duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as Collateral pursuant to the Transaction Documents. (d) Defense of Buyer’s Security Interest; Further Assurances. At any time from time to time, at the sole expense of Seller, Seller shall (i) defend the right, title and interest of Buyer in and to the Purchased Assets and other Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons, (ii) at Buyer’s

-68- reasonable request, take all action Buyer reasonably deems necessary or desirable to ensure that Buyer will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings and (iii) at Buyer’s reasonable request, promptly and duly execute and deliver such further instruments, documents and information and take such further actions as Buyer may deem reasonably necessary or desirable to (1) obtain or preserve the security interest granted hereunder, (2) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the date hereof or in the future), (3) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request) or (4) ensure compliance with the Patriot Act or any other Requirements of Law in all material respects. (e) Preservation of Existence; Compliance with Law. Seller shall, and shall cause Guarantor to, at all times (i) comply with all contractual obligations, (ii) comply with all Requirements of Law, (i) maintain and preserve its legal existence and (iv) maintain and preserve all of its rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, with respect to Seller, all lending licenses held by it and its status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), except, in each case other than clause (iii) above, to the extent that any noncompliance or failure would not be reasonably likely to result in a Material Adverse Effect. (f) Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof. Seller shall maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and shall furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and the conduct and operation of its business. (g) Books and Records. Seller shall at all times keep proper books and records in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. (h) Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions and covenants required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under and in accordance with the Transaction Documents. Seller shall cause Guarantor to at all times comply with the terms and conditions of the Guaranty, including without limitation, any financial covenants contained therein. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank, and Servicer. (i) Taxes and Other Charges. Seller and Guarantor shall timely file all federal, and material state, local and other tax returns required to be filed by it and shall timely pay and

-69- discharge all Taxes, levies, assessments, liens and other charges imposed on it, on its income or profits, on any of its property or on the Collateral prior to the date on which penalties attach thereto, except for any such Tax, levy, assessment, lien or other charge which is being contested in good faith and by proper proceedings diligently conducted and against which adequate reserves are being maintained in accordance with GAAP. (j) ERISA. Seller shall not violate the representations and warranties contained in Article 9(y). (k) Ownership. Seller is and shall remain at all times a wholly-owned direct or indirect Subsidiary of Guarantor. (l) Anti-Money Laundering and Economic Sanctions. Seller shall not violate the representations and warranties contained in Article 9(ff) (Anti-Money Laundering and Economic Sanctions). Seller shall comply with so-called “know your customer” information requests from Buyer from time to time during the term of this facility and shall provide an up to date Beneficial Ownership Certification, within ten (10) Business Days of the date of Buyer’s request. (m) Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset (and all conditions precedent thereto pursuant to the Purchased Asset Documents have been satisfied), Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Buyer agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with regard to such future advance. Seller shall give prompt written notice to Buyer in the event that Seller defaults on its obligation to fund any required future advance described in the foregoing sentence. ARTICLE 12 SINGLE PURPOSE ENTITY On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect and Seller covenants that: (a) Seller shall not engage in any business other than the origination, acquisition, ownership, financing and disposition of the Purchased Assets and entering into and performing its obligations under the Transaction Documents and any other business necessary to comply with its obligations under the Transaction Documents; (b) Seller shall own no assets, other than the Purchased Assets, proposed Purchased Assets, and Purchased Assets reacquired by Seller from Buyer (provided that such Purchased Assets are transferred promptly to an entity other than Seller after such repurchase), and other assets incidental to the origination, acquisition, ownership, financing and disposition of the Purchased Assets and the Capital Stock of any REO Subsidiary; (c) Seller shall not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates other than those obligations related to Purchased Assets or securities consisting of Purchased Assets;

-70- (d) Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) Seller shall comply with the provisions of its organizational documents; (f) Seller shall do all things necessary to observe its organizational formalities and to preserve its existence; (g) Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is permitted or required under GAAP or as a matter of Requirements of Law; provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that that Seller’s assets are not available to satisfy the debts and other obligations of such Affiliate, and (ii) such assets shall also be listed on Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law, such as in the case of a disregarded entity); (h) Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (other than for U.S. federal and state income tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (i) Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent; provided, that the foregoing shall in no way be construed as requiring the contribution of capital to Seller by any direct or indirect holders of interests in Seller; (j) Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (k) Seller shall hold its properties, assets and accounts in its own name; (l) Seller shall not assume or guarantee the debts or obligations of any other Person and shall not hold itself out to be responsible for the debts or obligations of any other Person; (m) Seller shall not, without the prior written consent of its Independent Manager, take any Material Action; (n) Seller shall, at all times, have at least one (1) Independent Manager; (o) Seller’s organizational documents shall provide that no Independent Manager of Seller may be removed without Cause, and that Seller shall give Buyer at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with

-71- the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager; (p) Seller’s organizational documents shall provide that (I) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, and notwithstanding any duty otherwise existing at law or in equity, any Independent Manager of Seller shall consider only the interests of the Seller, including its creditors, in voting on any Material Action, and (II) except for duties to Seller in the preceding clause (I), including duties to the holders of the equity interest in Seller and Seller’s creditors, in each case, solely to the extent of their respective economic interests in Seller but excluding (A) all other interests of the holders of the equity interest in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part, the Independent Manager shall not have any fiduciary duty to the holders of the equity interest in Seller or any other Person bound by Seller’s organizational documents with respect to taking of, or otherwise voting on, any Material Action; provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (q) Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and properly reflected on its books and records, Seller shall not enter into any transaction, contract or agreement with an Affiliate of Seller except on commercially reasonable terms substantially similar to those available to unaffiliated parties in an arm’s length transaction; (r) Seller shall maintain a sufficient number of employees in light of contemplated business operations; provided, however, that Seller shall not be required to maintain any employees; (s) Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate; (t) Seller shall not pledge its assets to secure the obligations of any other Person; (u) Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (v) Seller shall not, to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger or division into two (2) or more limited liability companies or other legal entities; (w) Seller shall not have any of its obligations guaranteed by an Affiliate, except as provided by the Guaranty; (x) Seller shall not create, incur, assume or suffer to exist any Indebtedness, Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, , the Purchased Items, the other Collateral, whether now owned or hereafter acquired, other than (i) obligations under the Transaction Documents, (ii) obligations under the documents evidencing the Purchased Assets, and (iii) unsecured trade payables, in an aggregate amount not to exceed the

-72- Seller Threshold at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred. ARTICLE 13 EVENTS OF DEFAULT; REMEDIES; SET-OFF (a) Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement: (i) Failure to Repurchase or Repay. Seller shall fail to repurchase Purchased Assets upon the applicable Repurchase Date or shall fail to repay the Purchase Price with respect to any Purchased Asset when and as required pursuant to the Transaction Documents (including, for the avoidance of doubt, (a) any failure to pay pursuant to Article 3(d)(iii)(C)), (b) any failure to repurchase any Purchased Asset on the applicable Repurchase Date, and (c) any failure to repurchase any Related Purchased Asset simultaneously with the repurchase of a Purchased Asset. (ii) Failure to Pay Purchase Price Differential. Seller shall fail to pay any accrued and unpaid Purchase Price Differential when due; provided, that such failure shall not be an Event of Default if sufficient Income is on deposit in the applicable Collection Account to make such payment and Servicer fails to remit such funds to Buyer at the time such payment is due, so long as Seller causes such funds to be remitted to Buyer within one (1) Business Day of such failure. (iii) Failure to Cure Margin Deficit. Seller shall fail to cure any Margin Deficit in accordance with Article 4 when due or make any cure payment in connection with the Concentration Limit pursuant to Article 5(l) when due. (iv) Failure to Remit Principal Payment. Seller shall fail to remit (or cause to be remitted) to Buyer any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(e); provided, that such failure shall not be an Event of Default if sufficient Income is on deposit in the applicable Collection Account to make such payment and Servicer fails to remit such funds to Buyer at the time such payment is due, so long as Seller causes such funds to be remitted to Buyer within one (1) Business Day of such failure. (v) Failure to Pay Fees. Seller shall fail to pay any fee payable to Buyer hereunder or pursuant to the Fee Letter as and when due and the same is not cured within three (3) Business Days after receipt of written demand therefor from Buyer. (vi) Other Failure to Pay. Seller shall fail to make any payment not otherwise enumerated that is owing to Buyer under the Transaction Documents that has become due, whether by acceleration or otherwise, and, if no notice and/or grace period is expressly provided for such payment in this Agreement, the same is not cured within three (3) Business Days after receipt of written demand thereto from Buyer.

-73- (vii) Act of Insolvency. An Act of Insolvency occurs with respect to Seller, Pledgor or Guarantor. (viii) Admission of Inability to Pay. Seller or Guarantor shall admit in writing to any Person its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document. (ix) Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Buyer shall for whatever reason be terminated (other than by Buyer without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Person (other than Buyer) shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Buyer) shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document. (x) [***] (xi) Judgment. A final non appealable judgment by any competent court in the United States of America for the payment of money shall have been (A) rendered against Seller in an amount greater than the Seller Threshold or (B) rendered against Guarantor in an amount greater than the Guarantor Threshold, and in each case, such judgment remains undischarged or unpaid, unless the execution of such judgment is stayed by posting of cash, bond or other collateral acceptable to Buyer in the amount of such judgment within forty five (45) days after the entry thereof. (xii) ERISA. Seller shall violate the representations and warranties contained in Article 9(z) (ERISA). (xiii) Ownership; Security Interest. The Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets or other Purchased Items or if a Transaction is recharacterized as a secured financing, a secured party with respect to the related Purchased Assets or other Purchased Items free of any adverse claim, liens and rights of others (other than as granted herein), and, in either case, such condition is not cured by Seller within one (1) Business Day after the earlier of receipt of written notice thereof from Buyer or Seller first obtaining Knowledge thereof. (xiv) Government or Regulatory Action. Any Governmental Authority or agency, any person, agency or entity acting or purporting to act under Governmental Authority or any regulatory or self-regulatory authority shall have taken any action to (1) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Seller Party, (2) displace the management of Seller or Guarantor or curtail its authority in the conduct of its business and such action has not been dismissed or stayed within thirty (30) days or (3) remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor which action results in a Material Adverse Effect.

-74- (xv) Conveyance of Assets. Any conveyance, transfer or disposal of all or substantially all assets of Guarantor to any Person. (xvi) Change of Control. A Change of Control shall occur without the prior written consent of Buyer. (xvii) Representations. Any representation, warranty or certification made by any Seller Party or any Servicer that is an Affiliate of any Seller Party to Buyer under this Agreement or any Transaction Document (other than any representation contained in Article 9(q)) shall have been incorrect or untrue when made or repeated or deemed to have been made or repeated in any material respect (without duplication of any materiality qualifier set forth in such representation) and, to the extent that such incorrect or untrue representation is capable of being cured by Seller, such breach is not cured by Seller within five (5) Business Days after the earlier of receipt of written notice thereof from Buyer or Seller’s Knowledge of such incorrect or untrue representation. (xviii) Guarantor Breach. The breach by Guarantor of the financial covenants made by it in the Guaranty. (xix) Merger; Consolidation. (A) A merger or consolidation or Division of Seller shall occur or (B) a merger or consolidation of Guarantor shall occur and Guarantor is not the surviving entity. (xx) Other Covenant Default. If any Seller Party shall breach or fail to perform any of the terms, covenants or obligations under this Agreement or any other Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within [***] after the earlier of (a) delivery of notice thereof to Seller by Buyer, or (b) Knowledge by Seller of such breach or failure to perform; provided, however, that if such breach is not reasonably susceptible to cure within such [***] period, then, provided that Seller commences within such [***] period and diligently pursues a cure, such [***] period shall be extended as reasonably necessary to complete the cure thereof for a period not to exceed ten (10) additional Business Days. (b) Remedies. Seller shall appoint Buyer after the occurrence and during the continuation of an Event of Default as attorney-in-fact of Seller in accordance with Exhibit V hereto for the purpose of taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer: (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, automatically and immediately upon the occurrence of an Act of Insolvency with respect to Seller, Pledgor or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).

-75- (ii) If Buyer exercises or is deemed to have exercised the option referred to in Article 13(b)(i): (A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may immediately terminate all Transactions pursuant to the Transaction Documents, in each case, with notice to Seller (except such termination shall be deemed to have occurred, even if notice is not given, upon the occurrence of an Act of Insolvency with respect to Seller or Guarantor); (B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to, but excluding, the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by Servicer or Seller pursuant to this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 13(b)(ii)(D)); (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and (D) Buyer may in accordance with Requirements of Law (1) immediately after the Accelerated Repurchase Date, sell any and all of the Purchased Assets in its sole discretion, on a servicing released basis, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the fair market value of such Purchased Assets, as determined by Buyer in its sole discretion, against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to subclause (1) above shall be applied, (w) first, to the out-of-pocket costs and expenses incurred by Buyer in connection with Seller’s default; (x) second, to the Repurchase Price for all Purchased Assets; (y) third, to any other outstanding obligation of any Seller to Buyer or its Affiliates pursuant to the Transaction Documents; and (z) fourth, to return any excess to Seller. (iii) The parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the

-76- absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, Buyer may establish the source therefor in its sole and absolute discretion in accordance with any applicable Requirement of Law and (C) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole and absolute discretion in accordance with any applicable Requirement of Law, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. (iv) Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all actual losses, costs and expenses, including reasonable legal fees and expenses of outside counsel, actually incurred by Buyer in connection with or as a consequence of an Event of Default. (v) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency. (vi) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have. (vii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the

-77- usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. (viii) in addition to the rights of Buyer pursuant to clause (b)(i) through (vii) above, Seller agrees that Buyer shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Purchased Asset sold by Buyer pursuant to this Agreement. Buyer, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Buyer’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Seller hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale on the basis that such sale was not conducted in a commercially reasonable manner: (A) Buyer conducts the foreclosure sale in the State of New York; (B) The foreclosure sale is conducted in accordance with the laws of the State of New York; (C) Immediately following delivery of a notice of foreclosure sale, Seller shall cooperate in all reasonable manners to provide Buyer and its representatives with full access to and all relevant financial information relating to the Purchased Assets; (D) The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court having jurisdiction over the Purchased Assets on any Business Day between the hours of 9 a.m. and 5 p.m. (New York time); and (E) The notice of the date, time and location of the foreclosure sale is published in The New York Times or The Wall Street Journal (or such other newspaper widely circulated in New York, New York if such newspapers are no longer published) for seven (7) consecutive days prior to the date of the foreclosure sale; and Buyer sends notification of the foreclosure sale to Seller and all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date. (c) Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Buyer and its Affiliates a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against (i) any sum or obligation (whether or not arising under this

-78- Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located). Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller under the Transaction Documents, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 13(c) shall be effective to create a charge or other security interest. This Article 13(c) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER. ARTICLE 14 SINGLE AGREEMENT Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder (as well as the grant of the security interest in Article 6 hereof) constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

-79- ARTICLE 15 RECORDING OF COMMUNICATIONS BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. BUYER AND SELLER HEREBY CONSENT TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT. ARTICLE 16 NOTICES AND OTHER COMMUNICATIONS Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by electronic mail provided that such electronic mail notice must also be either (i) acknowledged as received via an electronic mail response or (ii) delivered by one of the means set forth in (a), (b) or (c) above, to the address and person specified in Exhibit I hereto or to such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties hereto in the manner provided for in this Article 16. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day or (z) in the case of electronic mail, upon receipt of an acknowledgement of receipt via electronic mail. A party receiving a notice that does not comply with the technical requirements for notice under this Article 16 may elect to waive any deficiencies and treat the notice as having been properly given. ARTICLE 17 ENTIRE AGREEMENT; SEVERABILITY This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

-80- ARTICLE 18 NON-ASSIGNABILITY (a) No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Buyer (which may be granted or withheld in Buyer’s sole and absolute discretion) and any attempt by any Seller Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Buyer shall be null and void. (b) Buyer may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 8(a)) to any Qualified Transferee; [***] (c) From and after the effective date specified in each assignment and assumption pursuant to this Article 18, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Buyer under this Agreement, and the assigning Buyer thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Article 25 with respect to facts and circumstances occurring prior to the effective date of such assignment. (d) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents. (e) Seller shall maintain a record of ownership (the “Register”) identifying the name and address of each assignee hereunder and the amount of each such assignee’s interest in the Purchased Assets (and related Purchase Price Differential), which Register is intended to be maintained in accordance with Section 5f.103-1(c) of the Treasury Regulations. Transfers made pursuant to Article 18(b) shall be recorded upon such Register. Such Register shall be available for inspection by Buyer at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive absent manifest error, and Seller and Buyer shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement. (f) If Buyer sells a participation with respect to its rights under this Agreement or under any other Transaction Document with respect to the Purchased Assets, Buyer, acting for this purposes as a nonfiduciary agent of Seller, shall maintain a record of ownership (the “Participant Register”) identifying the name and address of each participant and the amount of each such participant’s interest in the Purchased Assets (and related Purchase Price Differential), provided that Buyer and any such other participant shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information related to a participant’s interest in any Transaction Document) to any Person except to the extent necessary to establish that such interests are in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and

-81- Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Seller agrees that each participant shall be entitled to the benefits of Articles 3(i) and 5(k) (subject to the requirements and limitations therein, including the requirements under Article 5(k)(v) (it being understood that the documentation required under Article 5(k)(v) shall be delivered to Buyer selling such participation)) to the same extent as if it were a Buyer and had acquired its interest by assignment pursuant to this Article 18. (g) Notwithstanding anything to the contrary, Buyer shall not assign its rights or create participations or similar ownership interest in the Transaction Documents in a manner that would have material adverse tax consequences to Seller, Guarantor or any other direct or indirect owners of Seller or Guarantor, including, without limitation, causing the Seller or any portion of the Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes. ARTICLE 19 GOVERNING LAW THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). ARTICLE 20 NO WAIVERS, ETC. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. ARTICLE 21 INTENT (a) The parties intend and acknowledge that (i) this Agreement and each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable), and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, (ii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code, (iii) each party shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract” and a “master netting agreement”

-82- as set forth in Sections 546, 555, 559, 561, 362(b)(6), 362(b)(7), and 327(b)(27) of the Bankruptcy Code and (iv) all payments hereunder are deemed “margin payments”, “settlement payments” as such terms are defined in Section 741 of the Bankruptcy Code or shall constitute transfers made by, to or for the benefit of a financial institution, financial participant, repo participant or master netting agreement participant within the meaning of Sections 546(e), 546(f) or 546(j) of the Bankruptcy Code. (b) The parties intend and acknowledge that either party’s right to cause the termination, liquidation or acceleration of, or to set-off or net termination values, payment amounts or other transfer obligations arising under, or in connection with, this Agreement or any Transaction hereunder or to exercise any other remedies pursuant to Article 13 is in each case a contractual right to cause or exercise such right as described in Sections 362(b)(6), 362(b)(7), 362(b)(27), 555, 559 and 561 of the Bankruptcy Code. (c) The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then this Agreement and each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) The parties intend and acknowledge that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA). (e) The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code and shall be deemed part of the “agreement” as such term is used in Section 101(47)(A) of the Bankruptcy Code. (f) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, it is the intention of the parties that, for U.S. federal, state and local income and franchise tax purposes and for GAAP accounting purposes, each Transaction constitute a financing to Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes) that is secured by the Purchased Assets, and that Seller (or any person from whom Seller is disregarded for U.S. federal income tax purposes) is and will continue to be (except to the extent that Buyer shall have exercised its foreclosure remedies following a continuing Event of Default) the owner of the Purchased Assets for such purposes. In addition, the parties intend that neither the Seller nor any portion of the Seller be treated as a “taxable mortgage pool” for U.S. federal income tax purposes, and this Agreement and any ancillary agreements or documentation (including any assignment or participation) shall be interpreted consistent with such intent. Unless pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code or prohibited by applicable law, Seller (or any person from whom Seller is disregarded for U.S.

-83- federal income tax purposes) agrees to treat the Transactions as described in the preceding sentence for all U.S. federal, state, and local income and franchise tax purposes and for accounting purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority), and agrees to take no action inconsistent with this treatment. ARTICLE 22 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS The parties acknowledge that they have been advised that: (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder; (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable. ARTICLE 23 CONSENT TO JURISDICTION; WAIVERS (a) Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. (b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

-84- (c) The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 23 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions. (d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. (e) EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE OTHER PARTY OR ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. ARTICLE 24 NO RELIANCE Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder: (a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents; (b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; (c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

-85- (d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; (e) no joint venture exists between Buyer and any Seller Party; and (f) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and it has not given to the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder. ARTICLE 25 INDEMNITY AND EXPENSES (a) Seller hereby agrees to indemnify Buyer, Buyer’s Affiliates and each of their respective officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, reasonable, out-of-pocket costs and expenses or disbursements (including reasonable and documented attorneys’ fees and disbursements of outside counsel) (all of the foregoing included amounts, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Event of Default or any Transaction or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA (solely to the extent such Indemnified Amount results from a breach of Seller’s representations in Article 9(y)), the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than the bad faith, gross negligence or willful misconduct of an Indemnified Party. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall save, indemnify and hold Buyer harmless from and against all Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party or any Affiliate thereof of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller or such Affiliate. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s actual out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under any Transaction Document or Transaction, including without limitation the reasonable and documented fees and disbursements of its outside counsel. Seller hereby acknowledges that the obligations of Seller hereunder are recourse obligations of Seller. This Article 25(a) shall have no

-86- application with respect to Taxes other than any Taxes that represent, losses, claims, damages, etc. arising from any non-Tax claim. (b) Seller agrees to pay or reimburse on demand all of Buyer’s costs and expenses, including, without limitation, the fees and expenses of accountants, attorneys and advisors, incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation and administration of any Transaction, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of Buyer’s rights under the Transaction Documents or any performance by Buyer of any obligations of Seller in respect of any Purchased Asset, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance, filing and recording costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise, (iv) the maintenance of the Collection Account and the Servicer Account and registering the Collateral in the name of Buyer or its nominee, (v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date, (vi) any failure by Seller to sell any Eligible Asset to Buyer on the Purchase Date thereof, (vii) any actions taken to perfect or continue any lien created under any Transaction Document, (viii) Buyer owning any Purchased Asset or other Purchased Item and/or (ix) any due diligence performed by Buyer in accordance with Article 26. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error. (c) This Article 25 shall survive termination of this Agreement and the repurchase of all Purchased Assets and Pledged Assets, if any. ARTICLE 26 DUE DILIGENCE (a) Seller acknowledges that, at reasonable times and upon reasonable notice to Seller, Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior written notice from Buyer (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Buyer and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.

-87- (b) Seller agrees that it shall, promptly upon reasonable request of Buyer, deliver (or shall cause to be delivered) to Buyer and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Buyer in accordance with Article 26(a). (c) Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Buyer and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 26(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Buyer reasonably needs to discuss with such Person. (d) Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third- party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof. (e) Subject to the Purchased Asset Documents, Seller hereby acknowledges and agrees that Buyer shall have the right to commission and order an Appraisal of any Mortgaged Property at any time and from time to time; provided, however, that prior to the occurrence and continuance of an Event of Default, Seller shall not be responsible for the costs and expenses incurred by Buyer in obtaining more than one Appraisal of any Mortgaged Property related to any Purchased Asset subject to a Transaction hereunder in any twelve (12) month period (provided that the foregoing will not limit the ability of Buyer to obtain Appraisals at its own cost and expense). Seller shall cooperate with Buyer in connection with the commission or order of any Appraisal by Buyer, and Seller shall use commercially reasonable efforts to cause the applicable Mortgagor to cooperate with Buyer in obtaining any such Appraisal, including, without limitation, by providing Buyer with access to the Mortgaged Property. (f) Seller agrees to reimburse Buyer on demand for actual out of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) incurred by Buyer in connection with its due diligence activities pursuant to this Article 26. ARTICLE 27 SERVICING (a) The parties hereto agree and acknowledge that the Purchased Assets are sold to Buyer on a “servicing released” basis and Buyer is the sole owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall

-88- be granted a revocable license (which license shall automatically terminate (i) every 30 days unless Buyer provides written notice to Seller that such license is extended for another 30 days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause the Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 27 and for the benefit of Buyer. Notwithstanding the foregoing, Seller shall not take (and shall not permit any Servicer to effect) any Significant Modification of any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer in its sole discretion. (b) The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Buyer’s option, upon the earlier of (i) Buyer’s termination of Servicer in accordance with Article 27(c), (ii) Buyer’s not extending Seller’s revocable license in accordance with Article 27(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer. Seller agrees to cooperate with Buyer in connection with any termination of Servicer. Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the affected Purchased Assets to another Servicer approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed, as expeditiously as possible. (c) Buyer has the right to designate each servicer of the Purchased Assets. The Seller and Buyer agree that the Servicing Rights and other servicing provisions of this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Transaction Documents. Buyer may, in its sole and absolute discretion, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) at any time that a default by the Servicer under the Servicing Agreement or the Servicer Letter exists after the expiration of any applicable grace, notice and/or cure period set forth therein or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) and (ii), without payment of any penalty or termination fee by Buyer. (d) Seller shall not, and shall not permit Servicer to, employ any sub-servicers to service the Purchased Assets without the prior written approval of Buyer, such approval not to be unreasonably withheld, conditioned or delayed. If the Purchased Assets are serviced by a sub- servicer, Seller shall irrevocably assign all of its right, title and interest in the sub-servicing agreement with such sub-servicer to Buyer. (e) Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. With respect to any Servicing Agreement as to which Buyer is not a party, Seller shall cause Servicer (at the request of Buyer) and any sub- servicers engaged by Seller to execute a letter agreement with Buyer in a form acceptable to Buyer (a “Servicer Letter”) acknowledging Buyer’s security interest in the Purchased Assets and agreeing to remit all Income received with respect to the Purchased Assets to the Collection Account in accordance with Article 5(e) or as otherwise directed by Buyer in accordance with the Servicer Letter.

-89- (f) Seller agrees that Buyer is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request. (g) The payment of servicing fees under the Servicing Agreement shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Buyer under the Transaction Documents. ARTICLE 28 MISCELLANEOUS (a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC. (b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures. (c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents. (d) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (e) This Agreement together with the other Transaction Documents contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings. (f) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

-90- (g) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement. (h) Unless otherwise specifically enumerated, wherever pursuant to this Agreement Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole and absolute discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Buyer shall be final and conclusive absent manifest error. (i) Buyer hereby acknowledges and agrees that except to the extent of the Guaranteed Obligations (as defined in the Guaranty) of the Guarantor pursuant to the Guaranty, and subject to the terms, conditions and limitations set forth therein, (a) all obligations of Seller under the Agreement and the other Transaction Documents are recourse obligations solely of Seller, and (b) none of the obligations of Seller under this Agreement and the other Transaction Documents are recourse to Guarantor or any of its Affiliates, subsidiaries, members, partners, officers, directors or personnel. (j) All information regarding the terms set forth in any of the Transaction Documents or the Transactions (the “Confidential Information”) shall be kept confidential and shall not be disclosed by either Seller or Buyer to any Person except: (k) to the Affiliates of such party or its or their respective directors, officers, employees, agents, accountants, attorneys, advisors and other representatives (collectively, “Representatives”) who are informed of the confidential nature of such information and instructed to keep it confidential, (l) to the extent requested by any regulatory authority or Governmental Authority or required by Requirements of Law (including any disclosures required pursuant to any subpoena, legal process or other court or regulatory authority order), (m) to the extent required to be included in the financial statements of either Seller or Buyer or their respective Affiliates, (n) to the extent required to exercise any rights or remedies under the Transaction Documents or Purchased Asset Documents, (o) to the extent required to consummate and administer a Transaction, and (p) to any actual or prospective assignee or holder of a participation interest or other Person which agrees to comply with this Article 28(f); provided, however, that, except for disclosures made pursuant to clause (f) of this sentence, no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent that a

-91- summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure. In furtherance of the foregoing, Buyer agrees to keep confidential all non-public information delivered by or on behalf of Seller or Guarantor or any of their Affiliates and shall not disclose such information other than as permitted or required pursuant to the foregoing clauses (a) through (f), inclusive, except that, after the occurrence of an Event of Default, all such information relating solely to any Purchased Asset, Pledged Asset and the Collateral, but not, for the avoidance of doubt, any such information relating to Guarantor or any of its Affiliates, shall be automatically excluded from the provisions of this Article 28(f). Notwithstanding anything in this Article 28(f) to the contrary, Confidential Information shall not include any information that (i) is or becomes generally available to the public through no fault of Buyer or Seller or any of their respective Representatives in violation of this Article 28(f); (ii) is or becomes available to Buyer or Seller or any of their respective Representatives on a non-confidential basis from a source other than Buyer or Seller, as applicable, not known to Buyer or Seller or any of their respective Representatives, as applicable, to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation of confidentiality after due inquiry; (iii) is independently developed by Buyer or Seller or any of their respective Representatives without use of or reliance on, either directly or indirectly, any Confidential Information; (iv) was known to or in the possession of Buyer or Seller or any of their respective Representatives on a non-confidential basis, without appropriate documentary evidence thereof, prior to disclosure by Buyer or Seller, as applicable. ARTICLE 29 CONVERSION (a) Seller shall promptly notify Buyer of the commencement of any Foreclosure Event with respect to any Purchased Asset. Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, Seller shall be permitted to consummate a Foreclosure Event with respect to any Purchased Asset pursuant to which an REO Subsidiary shall extinguish the Mortgage Note relating to such Purchased Asset and acquire the related Eligible REO Property (each, an “REO Conversion” and the date on which such REO Conversion occurs, the “REO Conversion Date”). Seller shall ensure that the related REO Subsidiary owns legal title to such Eligible REO Property in fee simple by REO Deed in the name of such REO Subsidiary and one hundred percent (100%) of the economic and beneficial interests in such Eligible REO Property shall be evidenced by the Membership Interest Certificate issued by such REO Subsidiary to the Seller. Any such REO Conversion shall be required to occur upon, and simultaneous with, the Foreclosure Event. The beneficial interests in such Eligible REO Property as evidenced by the Membership Interest Certificate shall constitute a Pledged Asset for all purposes herein. All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by Seller. With respect to all REO Conversions, such Mortgaged Property shall convert to an Eligible REO Property owned by the REO Subsidiary and the value of the REO Property, as such value is determined in Buyer’s commercially reasonably determination based on the Appraisal obtained in connection with such REO Conversion, shall be included in the Purchase Price LTV ascribed to the Membership Interest Certificate of the related REO Subsidiary. If any REO Conversion results in a Margin Deficit, Seller shall cure such Margin

-92- Deficit in accordance with Article 4 hereof and Seller shall be deemed to make the representations and warranties listed on Exhibit X (D) hereto with respect to such Eligible REO Property. (b) With respect to any Purchased Asset that is the subject of a REO Conversion, the related Repurchase Date shall be the Business Day (or if such date is not a Business Day, then the next succeeding Business Day) that occurs on the lesser of (a) [***] days following the date on which the REO Conversion Date has occurred and (b) [***] days following the first date on which the Purchased Asset Event of Default for the related Purchased Asset occurred (calculated by excluding any applicable notice, cure or grace periods, including any cure rights under any applicable co-lender or intercreditor agreement). (c) [***] (d) Concurrently with the REO Conversion Date, Seller shall pay to Buyer all of Buyer’s actual out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith. [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above. SELLER: REFT Charles Street LLC By: /s/ Steve B. Pack Name: Steve B. Pack Title: Authorized Signatory BUYER: CITIBANK, N.A. By: /s/ Lindsay DeChiaro Name: Lindsay DeChiaro Title: Authorized Signatory